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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Multi-Color Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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MULTI-COLOR CORPORATION

4053 CLOUGH WOODS DRIVE

BATAVIA, OHIO 45103

Dear Shareholder:

We invite you to attend our annual meeting of shareholders at 10:30 a.m. Eastern Time on Wednesday, August 8, 2012 at the Multi-Color Corporate Offices, 4053 Clough Woods Drive, Batavia, Ohio 45103. After the meeting, you will hear a report on our operations and have a chance to meet your directors and executives.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and provides information about our director candidates.

Your vote is important. Whether or not you plan to attend, please vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. You may also request a paper proxy card to submit your vote by mail, if you prefer. If you do attend the meeting, you may vote your shares in person.

Sincerely yours,

Lorrence T. Kellar
Chairman of the Board

June 26, 2012

NOTICE OF ANNUAL MEETING

OF

SHAREHOLDERS OF MULTI-COLOR CORPORATION

TIME:

10:30 a.m., Eastern Time

DATE:

Wednesday, August 8, 2012

PLACE:

Multi-Color Corporate Offices

4053 Clough Woods Drive

Batavia, Ohio 45103

PURPOSE:

1.	Election of eight directors.

2.	Ratification of the appointment of Grant Thornton LLP as Multi-Color’s independent registered public accountants for the fiscal year ending March 31, 2013.

3.	Advisory approval of Multi-Color’s executive compensation as presented in the accompanying proxy statement.

4.	Approval of the Multi-Color Corporation 2012 Stock Incentive Plan.

5.	Amending Multi-Color Corporation’s Code of Regulations to allow the Board of Directors to amend such Regulations to the extent permitted by 2006 changes in the Ohio Revised Code.

6.	Conduct of other business, if properly raised.

We are pleased to take advantage of Securities and Exchange Commission rules that permit issuers to furnish proxy materials to their shareholders on the Internet. We believe that the e-proxy process expedites shareholders’ receipt of proxy materials, while lowering printing and delivery costs and reducing the environmental impact of our annual meeting.

On June 26, 2012, we mailed our shareholders a Notice of Internet Availability of Proxy Materials containing instructions to allow shareholders to access our proxy statement and Annual Report on Form 10-K on the Internet, as well as vote online. The Notice of Internet Availability of Proxy Materials also provides information about requesting a paper copy of our proxy materials. Only shareholders of record on June 12, 2012 may vote at the meeting.

YOUR VOTE IS IMPORTANT. PLEASE VOTE AS SOON AS POSSIBLE.

Sharon E. Birkett
Vice President Finance, Chief Financial and Accounting Officer and Secretary

June 26, 2012

MULTI-COLOR CORPORATION

4053 CLOUGH WOODS DRIVE

BATAVIA, OHIO 45103

PROXY STATEMENT

GENERAL INFORMATION

Time and Place of Annual Meeting

The annual meeting will be held on Wednesday, August 8, 2012, at 10:30 a.m. at the Multi-Color Corporate Offices, 4053 Clough Woods Drive, Batavia, Ohio 45103.

Record Date

Record holders of Common Stock of Multi-Color Corporation (“Multi-Color” or the “Company”), as shown on our stock register on June 12, 2012, may vote at the meeting. As of that date, Multi-Color had 16,147,304 shares of Common Stock issued and outstanding.

First Mailing Date of Notice

The Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed to shareholders on or about June 26, 2012. The Notice contains instructions to allow shareholders to access our Proxy Statement and Annual Report on Form 10-K on the Internet, as well as vote online or by telephone. The Notice also provides information about requesting a paper copy of our proxy materials.

Information About Voting

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

There are three ways to vote by proxy:

•	By Telephone – You can vote by telephone by following the instructions on our proxy card;

•	By Internet – You can vote over the Internet at www.edocumentview.com/LABL by following the instructions on the Notice; or

•

By Mail – The Notice includes instructions for requesting a paper copy of our proxy materials, including a proxy card. If you request and receive a paper proxy card, you can vote by signing, dating and returning the proxy card.

Telephone and Internet voting facilities for shareholders of record will be available until 1:00 a.m. (Eastern Time) on August 8, 2012. If you hold your shares under the Company’s 401(k) plan, your voting instructions for those shares must be received by 1:00 a.m. (Eastern Time) on August 3, 2012, to allow sufficient time for voting by the administrator of the plan.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting will also be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote the shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy and bring it to the annual meeting in order to vote.

All proxies will be voted in accordance with the instructions specified. If you execute and return your proxy but do not specify how to vote, we will vote your shares in favor of: (1) the election of all nominees for director proposed by the Board; (2) the ratification of the appointment of Grant Thornton LLP as independent registered public accountants for the fiscal year ending March 31, 2013; (3) advisory approval of our executive compensation; (4) approval of the Multi-Color Corporation 2012 Stock Incentive Plan; and (5) amending the Code of Regulations. Management does not know of any other matters to be presented for action at the annual meeting. If any other matters properly come before the annual meeting, however, the proxies will vote such matters in their discretion.

Revoking a Proxy

You may revoke your proxy before it is voted by (1) submitting a new proxy with a later date; (2) voting in person at the annual meeting; (3) granting a subsequent proxy through the Internet or telephone; or (4) notifying Multi-Color’s Secretary in writing at Multi-Color Corporation, 4053 Clough Woods Drive, Batavia, OH 45103.

Solicitation

The proxies are being solicited by Multi-Color’s Board of Directors. All expenses of Multi-Color in connection with this solicitation will be borne by Multi-Color. Solicitation will be made principally by the Internet and mail, but officers and regular employees may solicit proxies by telephone or personal contact with nominal expense to Multi-Color. Multi-Color will request brokers and other nominees who hold Common Stock in their names to solicit proxies from the beneficial owners and will pay the standard charges and expenses associated with that solicitation.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares owned by Multi-Color are not voted and do not count for this purpose.

Votes Needed

Nominees for director receiving the highest number of votes cast will be elected to fill the seats on the Board. Ratification of the appointment of Grant Thornton LLP requires the favorable vote of a majority of the votes cast. While the vote on executive compensation is non-binding and advisory, the favorable vote of a majority of the votes cast on the executive compensation proposal is required for the non-binding advisory approval of our executive compensation. Approval of Multi-Color’s 2012 Stock Incentive Plan requires the favorable vote of a majority of the votes cast. Approval of amending the Code of Regulations requires the favorable vote of a majority of the votes cast. Abstentions are counted for quorum purposes. Any proxies submitted by brokers who do not indicate a vote for at least one proposal because they do not have discretionary authority and have not received instructions as to how to vote will not count for quorum purposes. Pursuant to current regulations, brokers have discretionary authority with respect to the ratification of the appointment of the auditors, but do not have discretionary authority with regard to election of directors, the vote on executive compensation, the vote on Multi-Color’s 2012 Stock Incentive Plan, or the vote on amending the Code of Regulations.

CORPORATE GOVERNANCE AND BOARD MATTERS

Code of Ethics

Multi-Color has Standards of Business Conduct and a Code of Ethics applicable to all associates, officers, directors and agents of Multi-Color and its subsidiaries, including the Chief Executive Officer and Chief Financial Officer. A copy of the Standards of Business Conduct and Code of Ethics is available in the Investor Relations section of Multi-Color’s website (www.mcclabel.com). Multi-Color will post any amendments to and any waivers from the Standards of Business Conduct and Code of Ethics, as required by applicable federal securities laws and NASDAQ listing standards, at the same location on its website.

Director Independence

The Board of Directors has determined that the following six of Multi-Color’s eight directors who served during the 2012 fiscal year are “independent” as defined by applicable federal securities laws and NASDAQ listing standards: Robert R. Buck, Charles B. Connolly, Lorrence T. Kellar, Roger A. Keller, Thomas M. Mohr and Lee A. Wright. Simon T. Roberts replaced Lee A. Wright who resigned as a director at the close of business on April 25, 2012. Mr. Roberts is also determined to be “independent” as defined by applicable federal securities laws and NASDAQ listing standards.

Shareholder Communication with the Board

Shareholders may communicate directly with the Board. Communications should be sent in writing addressed to the Chairman of the Board, Multi-Color Corporation, 4053 Clough Woods Drive, Batavia, OH 45103.

Approval of Related Party Transactions

The Company’s Standards of Business Conduct and Code of Ethics provide that any proposed transactions between the Company and any director or executive officer, family member of any director or executive officer, or any entities in which any such person has a material interest must receive the prior approval of the Audit and Finance Committee.

The Charter of the Audit and Finance Committee states that the Audit and Finance Committee has the responsibility to review and approve all related party transactions as provided in the NASDAQ listing standards. In addition, the Audit and Finance Committee is required to review and investigate, as appropriate, any matters pertaining to the integrity of officers, directors and employees, including conflicts of interest, or adherence to the Company’s Standards of Business Conduct and Code of Ethics.

Leadership Structure

The roles of Chief Executive Officer and Chairman of the Board are separate roles at the Company. The Board believes this structure is in the best interest of the Company because it allows the Chief Executive Officer to focus on the day-to-day operation of the Company’s business and the Chairman of the Board to focus on the leadership of the Board of Directors.

Board Role in Risk Management

Day-to-day risk management is the responsibility of management, but the Board of Directors has overall responsibility for the oversight of risk management. The oversight responsibility of the Board is supported by company management and risk management processes that are in place. Key factors supporting risk management of the Company include strong Board and management commitments to risk management and effective communication, including communication between the Board and management.

Duties of the Board of Directors; Board and Committee Meetings

The Board of Directors oversees the management of Multi-Color on your behalf. The Board reviews Multi-Color’s long-term strategic plans and exercises direct decision-making authority in key areas such as choosing the Chief Executive Officer, setting the scope of his authority to manage Multi-Color’s business day-to-day, and evaluating his performance. The Board also reviews development and succession plans for Multi-Color’s top executives.

Multi-Color’s Code of Regulations requires that the Board consist of at least three members with the exact number to be established by shareholders or the Board. The Board has established a Board consisting of eight directors for the upcoming fiscal year.

The Board met nine times last year. All of Multi-Color’s directors attended 100% of meetings held in the 2012 fiscal year of the Board and the committees on which they served, except that Mr. Connolly and Mr. Keller attended 69% and 92%, respectively, of the meetings held in the 2012 fiscal year of the Board and the committees on which they serve. In addition, all directors of Multi-Color attended the annual meeting of shareholders held on August 10, 2011. Multi-Color expects each of its directors to attend each annual meeting of shareholders absent a significant personal or business conflict. The Board convened four executive sessions last year. Executive sessions are generally scheduled in conjunction with regularly scheduled Board meetings.

Duties and Current Members of Board Committees

The Board appoints committees in order to perform its duties more effectively. Board committees are able to consider key issues in greater detail than would be possible at full Board meetings. Each committee reviews the results of its meetings with the full Board. The Board has established the Audit and Finance Committee (“Audit Committee”), Nominating and Corporate Governance Committee (“Nominating Committee”) and Compensation and Organization Development Committee (“Compensation Committee”). The Charters of the Audit Committee, Nominating Committee and Compensation Committee are available in the Investor Relations section of Multi-Color’s website (www.mcclabel.com).

The Audit Committee assists the Board in fulfilling its responsibilities relating to the Company’s accounting, reporting practices, compliance with legal and regulatory requirements, and the quality and integrity of Multi-Color’s financial reports. The Audit Committee oversees the accounting and financial reporting processes of Multi-Color and the audit of Multi-Color’s financial statements. It reviews the scope and adequacy of Multi-Color’s internal accounting and financial controls, reviews the scope and results of the audit plan of Multi-Color’s independent registered public accountants and reviews Multi-Color’s financial reporting activities and the accounting standards and principles followed. The Audit Committee oversees the procedures for the receipt, retention and treatment of any complaints received regarding accounting, internal accounting controls or auditing matters and the confidential submission by employees of any concerns regarding questionable accounting or auditing matters. The Audit Committee also selects, for shareholder ratification, and engages Multi-Color’s independent registered public accountants and approves their fees.

The Board has determined that all current members of the Audit Committee, Robert R. Buck (Chairman), Thomas M. Mohr and Simon T. Roberts, satisfy the standards of “independence” required of audit committee members under applicable federal securities laws and NASDAQ listing standards. In addition, the Board has concluded that Messrs. Buck, Mohr and Roberts are “audit committee financial experts” within the meaning of applicable federal securities laws and are financially literate under NASDAQ listing standards. The Audit Committee met four times during the fiscal year ended March 31, 2012.

The Nominating Committee assists the Board in identifying qualified individuals to become Board members, in determining the composition of the Board of Directors and its committees, in monitoring a process to assess Board effectiveness and in developing, implementing and monitoring the effectiveness of Multi-Color’s corporate governance guidelines. A copy of Multi-Color’s corporate governance guidelines is available in the Investor Relations section of Multi-Color’s website (www.mcclabel.com).

The Board has determined that all members of the Nominating Committee, other than Ari J. Benacerraf, satisfy the standards of “independence” under applicable federal securities laws and NASDAQ listing standards. The Nominating Committee members are Roger A. Keller (Chairman), Ari J. Benacerraf, Charles B. Connolly and Lorrence T. Kellar. The Nominating Committee met three times during the last fiscal year.

The Compensation Committee is responsible for establishing Multi-Color’s compensation philosophy and assuring that directors, executives and key management personnel are effectively compensated in terms that are motivating, internally equitable, externally competitive and aligned with the short-term and long-term interests of shareholders. The Compensation Committee approves all compensation of executive officers, administers Multi-Color’s executive incentive compensation plans, sets the criteria for awards under incentive compensation plans and determines whether such criteria have been met. The Compensation Committee also oversees the policies and practices of Multi-Color that advance its organizational development, including those designed to achieve the most productive engagement of Multi-Color’s workforce and the attainment of greater diversity.

The Compensation Committee has evaluated Multi-Color’s current compensation policies and practices and determined that they do not encourage excessive risk-taking. As a result, the Compensation Committee believes that the risks relating to Multi-Color’s compensation policies and practices, including those applicable to non-executive officers, are not reasonably likely to have a material adverse effect on Multi-Color. The Compensation Committee will evaluate the risks associated with the Company’s compensation policies and practices on an annual basis.

The Board has determined that all members of the Compensation Committee, other than Ari J. Benacerraf, satisfy the standards of “independence” under applicable federal securities laws and NASDAQ listing standards. The Compensation Committee members are Thomas M. Mohr (Chairman), Ari J. Benacerraf, Robert R. Buck, Charles B. Connolly, Lorrence T. Kellar, Roger A. Keller and Simon T. Roberts. The Compensation Committee met once during the last fiscal year.

Director Nomination Process

Directors are elected each year by shareholders at the annual meeting. The Nominating Committee leads the search for individuals qualified to become members of the Board and selects director nominees to be presented for approval by the Board and shareholders at the annual meeting of shareholders.

The Nominating Committee selects nominees who have high personal and professional integrity, have demonstrated exceptional ability and judgment and who are effective, in conjunction with the other nominees and members of the Board, in collectively serving the interests of shareholders. The Committee has no specific or formulaic diversity policy or requirement. However, when selecting director nominees, the Committee considers the make-up of the Board as a whole and favorably views Board diversity with respect to the following attributes: professional and life experience, education, skills, age, race and gender.

Shareholders may propose nominees for election as directors. The Nominating Committee will evaluate director nominee candidates based on the same criteria regardless of whether they are recommended by Committee members or by a shareholder. Shareholders should submit the following information (“Nomination Information”) in writing to the Secretary of Multi-Color at 4053 Clough Woods Drive, Batavia, Ohio 45103: (a) the shareholder’s name and address; (b) the number of shares of Multi-Color’s stock held by the shareholder; and (c) the following Nomination Information with respect to the nominee: (i) name, age, business address and residence address; (ii) principal occupation or employment; (iii) number of shares of Multi-Color’s stock held by the nominee; and (iv) the reason the shareholder believes the nominee is qualified to serve as a director. Upon request, the shareholder must submit additional information reasonably requested by the Nominating Committee, including information that would be required to be disclosed about a director nominee pursuant to proxy disclosure requirements under the federal securities laws. If a shareholder wishes to submit a name for consideration by the Nominating Committee for director nomination at the 2013 annual meeting of shareholders, the Nomination Information must be received by Multi-Color no later than February 26, 2013.

BENEFICIAL OWNERSHIP OF THE COMPANY’S STOCK

The following table sets forth the share ownership as of May 15, 2012 of the Company’s directors, executive officers and shareholders known by Multi-Color to own beneficially five percent (5%) or more of its outstanding Common Stock.

		Common Stock Beneficially Owned (1)
Name	Position	Amount	Percentage
Holders of 5% or More of the Outstanding Shares:

FMR LLC (2)	Principal Shareholder	2,133,504	13.2%

T. Rowe Price Associates, Inc. (3)	Principal Shareholder	1,215,416	7.5%

Diamond Castle Holdings, LLC (4)	Principal Shareholder	2,305,800	14.3%

RMB Capital Management, LLC (5)	Principal Shareholder	866,465	5.4%

Directors and Executive Officers:

Lorrence T. Kellar (6)	Chairman of the Board of Directors	255,472	1.6%

Ari J. Benacerraf (7)	Director	2,552,902	15.8%

Robert R. Buck (8)	Director	18,124	*

Charles B. Connolly (9)	Director	23,282	*

Roger A. Keller (10)	Director	414,700	2.6%

Thomas M. Mohr (11)	Director	11,594	*

Simon T. Roberts	Director	0	N/A

Nigel A. Vinecombe (12)	Chief Executive Officer, President, and Director	614,000	3.8%

Sharon E. Birkett (13)	Vice President Finance, Chief Financial and Accounting Officer, and Secretary	8,899	*

Executive Officers and Directors as a group (9 persons)		3,898,973	24.1%

* Indicates less than one percent.

(1)

Included in the amount of Common Stock beneficially owned are the following shares of Common Stock subject to exercisable options or options that become exercisable within 60 days of May 15, 2012: Ms. Birkett – 7,900 shares, Mr. Connolly – 6,750 shares, Mr. Keller – 20,250 shares, and Mr. Vinecombe – 14,000 shares. All officers, directors and principal stockholders have sole investment and voting power unless otherwise indicated.

(2)

Based on a Schedule 13G filed on February 14, 2012 by FMR LLC with the Securities and Exchange Commission. The business address of FMR LLC is 82 Devonshire Street, Boston, MA 02109. The Schedule 13G reports sole voting power with respect to 1,507,804 shares and sole dispositive power with respect to 2,133,504 shares.

(3)

Based on a Schedule 13G filed on February 10, 2012 by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Stock Fund, Inc. with the Securities and Exchange Commission. The business address of T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Stock Fund, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202. These securities are owned by various individual and institutional investors including the T. Rowe Price Small-Cap Fund, Inc. (which beneficially owns 951,100 shares) which T. Rowe Price Associates, Inc. serves as investment advisor with power to direct investments and/or sole power to vote the securities.

(4)

Based on a Schedule 13D filed on October 12, 2011 by Diamond Castle Holdings, LLC with the Securities and Exchange Commission. The Schedule 13D reported shared voting and investment power with respect to 2,552,902 shares and shared dispositive power with respect to 2,305,800 shares. The business address of Diamond Castle Holdings, LLC is 280 Park Avenue 25th Floor East Tower New York, NY 10017.

(5)

Based on Schedule 13G filed on February 14, 2012 by RMB Capital Management, LLC with the Securities and Exchange Commission. The Schedule 13G reported sole voting and investment power with respect to 866,465 shares. The business address for RMB Capital Management, LLC is 115 S. LaSalle Street, 34th Floor, Chicago, IL 60603.

(6)

Excludes 15,000 shares held by his wife. Mr. Kellar disclaims beneficial ownership of these shares. Includes 5,651 restricted shares with respect to which he has sole voting power. All shares are held in collateral trust accounts.

(7)	Mr. Benacerraf disclaims beneficial ownership of these shares.

(8)	Includes 2,250 shares held by his wife and 5,651 restricted shares with respect to which he has sole voting power.

(9)	Includes 5,651 restricted shares with respect to which he has sole voting power.

(10)	Includes 324,576 shares held in his revocable trust and 54,000 shares held in his wife’s revocable trust. Includes 5,651 restricted shares with respect to which he has sole voting power.

(11)	Includes 5,651 restricted shares with respect to which he has sole voting power.

(12)

Includes 600,000 shares held in trust by Tropical Rain Nominees Party Limited (“Tropical Rain”) as trustee for the Vinecombe Absolutely Entitled Trust (“Vinecombe Trust”). Tropical Rain exercises voting and investment power with respect to the shares in accordance with the instructions of Mr. Vinecombe, who is the beneficiary of the Vinecombe Trust.

(13)	Includes 999 shares held in her 401(k) account.

ELECTION OF DIRECTORS

ITEM 1 ON THE PROXY

Nominees

The Board is nominating for election each of the following persons: Ari J. Benacerraf, Robert R. Buck, Charles B. Connolly, Lorrence T. Kellar, Roger A. Keller, Thomas M. Mohr, Simon T. Roberts and Nigel A. Vinecombe. Proxies solicited by the Board will be voted for the election of these nominees. All directors elected at the meeting will be elected to hold office until the next annual meeting. In voting to elect directors, shareholders are not entitled to cumulate their votes. If a director nominee becomes unavailable before the election, your proxy authorizes us to vote for a replacement nominee if the Board names one. Nominees receiving the highest number of votes cast for the positions to be filled will be elected.

Six of the eight nominees for election as Multi-Color directors are “independent” within the meaning of applicable federal securities laws and NASDAQ listing standards. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led the Board to the conclusion that each nominee should serve as a director, the Board believes that each nominee has demonstrated business acumen and a commitment to service, and possesses skills and attributes complimentary to those of the other Board members.

The Board recommends shareholders vote FOR each of the following nominees:

Ari J. Benacerraf Age 48 Director since 2011

Mr. Benacerraf became a director of Multi-Color in October 2011. Mr. Benacerraf is a Senior Managing Director and Co-founder of Diamond Castle Holdings, a private equity firm. Prior to co-founding Diamond Castle in 2004, Mr. Benacerraf was a Managing Director of DLJ Merchant Banking Partners, which he joined in 1995. Mr. Benacerraf is currently a director of Managed Healthcare Associates, Inc. (healthcare services company), Beacon Health Strategies LLC (provider of behavioral healthcare management), Suture Express, Inc. (distributor of disposable medical supplies), Professional Directional Holdings, Inc. (provider of drilling services to oil and natural gas companies), and NES Rentals (equipment rental company) and is a former director of Adhesion Holdings, Inc. (former owner of York Label Group), Seabulk International, Inc. (provider of marine transportation services for petroleum products), Frontier Drilling ASA (provider of drilling and production services to the oil industry), American Ref-Fuel Company LLC (waste to energy generation facility), and Amatek Holdings SA (manufacturer of Australian building materials).

Qualifications Supporting the Nomination of Mr. Benacerraf:

Mr. Benacerraf has a broad base of board service, having served over the years on the boards of ten companies across various industries. He has strong management experience and provides insight on a number of business issues, such as risk management and mergers and acquisitions.

Robert R. Buck Age 64 Director since 2003

Mr. Buck became a director in July 2003. He is currently the Chairman of the Board of Beacon Roofing Supply, Inc. Prior to 2003, Mr. Buck served in various leadership roles with Cintas Corporation (primarily a corporate identity uniform company) including President of its Uniform Rental Division and Chief Financial Officer. Mr. Buck serves as a director of Beacon Roofing Supply, Inc., LVI Services (environmental remediation provider), Elkay Manufacturing (manufacturer and supplier of kitchen products) and Quanex Building Products Corporation (manufacturer of engineered building products). In addition, he is a former director of Kendle International (provider of clinical research and development services for the pharmaceutical and biomedical industries) and a member of the Dean’s Advisory Council for the College of Business Administration at the University of Cincinnati.

Qualifications Supporting the Nomination of Mr. Buck:

Mr. Buck has extensive senior leadership experience with public companies, including service as the Chief Executive Officer of Beacon Roofing Supply, Inc. He has strong financial management experience, having served as a chief financial officer with direct responsibility for financial and accounting matters. Mr. Buck qualifies as an “audit committee financial expert” as defined by SEC rules. He also provides insight concerning a variety of business issues, including capital markets, risk management and mergers and acquisitions.

Charles B. Connolly Age 55 Director since 1998

Mr. Connolly was elected a director of Multi-Color in October 1998. Mr. Connolly has over 30 years of experience in the converting, coating and packaging industries. He has served as President of Connemara Converting, LLC, a Chicago-based converter of specialty paper and plastic substrates, since April 1996. Prior to that, he served in various management, sales and marketing positions with Lawson Mardon Packaging and Camvac America, a subsidiary of Rexam P.L.C. that produces vacuum metalized papers and films.

Qualifications Supporting the Nomination of Mr. Connolly:

Mr. Connolly offers valuable insight to the Board as a result of his 30 years of experience in packaging and related industries. He has years of senior management experience as President of
Connemara Converting, LLC. In addition, he gained valuable knowledge and experience related to sales and marketing as a result of his previous sales and marketing positions.

Lorrence T. Kellar Age 74 Director since 1988

Mr. Kellar was elected a director of Multi-Color in January 1988. From 2002 until his retirement in November 2009, he was with Continental Properties Co., Inc., a retail real estate developer, where he served as Vice President, Retail Development. Prior to that, Mr. Kellar served as Vice President, Real Estate of Kmart Corporation and held various positions with The Kroger Co., including Group Vice President-Finance and Real Estate, Vice President of Corporate Development and Vice President-Treasurer. Mr. Kellar is a trustee of Acadia Realty Trust and a director of Frisch’s Restaurants, Inc. and Spar Group, Inc., a provider of merchandising services.

Qualifications Supporting the Nomination of Mr. Kellar:

Mr. Kellar was involved in a number of mergers and acquisitions while serving with The Kroger Co. and other companies. Mr. Kellar has a broad base of board service, having served over the years on the boards of eight public companies, including service as chair of two of those boards. His leadership experience also includes service as past chair of the Bartlett Management Trust mutual fund group, as well as chair of both the City of Cincinnati and Kroger pension funds.

Roger A. Keller Age 67 Director since 2000

Mr. Keller was elected a director of Multi-Color in August 2000. Mr. Keller is a private investor. From July 1993 to November 2000, Mr. Keller served as Vice President, General Counsel and Secretary of Mallinckrodt, Inc., a health-care company.

Qualifications Supporting the Nomination of Mr. Keller:

Mr. Keller provides a significant contribution to the Board as a result of his legal background and years of experience as General Counsel to Mallinckrodt, Inc. He adds broad management perspectives to the Board. Mr. Keller also has experience and depth of knowledge with regard to a wide range of corporate governance and compliance issues.

Thomas M. Mohr Age 60 Director since 2006

Mr. Mohr became a director of Multi-Color in August 2006. Mr. Mohr has served as the President and Chief Executive Officer of Applied Extrusion Technologies, Inc., a developer and manufacturer of plastic films, since June 2006. He was the President and Chief Executive Officer of Vibac Group North America (a provider of specialty packaging films) from 2003 to 2005. Prior to that he served as President and Chief Executive Officer with Grupo Celanese, Mexico and Trespaphan (a polypropylene film business). Mr. Mohr is a director of Applied Extrusion Technologies Inc. and Bush Industries Inc. (manufacturer of ready to assemble furniture).

Qualifications Supporting the Nomination of Mr. Mohr:

Mr. Mohr strengthens the Board as a result of his many years of experience as a chief executive officer. He has gained significant knowledge regarding plastic film and the packaging industry during his tenure at Applied Extrusion Technologies, Inc. and in previous positions. He qualifies as an “audit committee financial expert” as defined by SEC rules. Mr. Mohr also provides valuable expertise with regard to supply chain issues and international operations.

Simon T. Roberts Age 45 Director since 2012

Mr. Roberts became a director of Multi-Color in April 2012. Mr. Roberts has served as a Senior Managing Director with Diamond Castle Holdings, a private equity investment firm, since July 2010. Prior to joining Diamond Castle, Mr. Roberts was a Partner at Bain & Company, a strategy consulting firm. Mr. Roberts joined Bain in 1995 and led their New York private equity practice working with the firm’s clients on due diligence on a wide range of investments, and on driving a broad range of performance improvement and merger integration programs in their portfolios. Mr. Roberts is a director of NES Rentals (equipment rental company), Bonten Media Group, and a former director of York Label.

Qualifications Supporting the Nomination of Mr. Roberts:

Mr. Roberts has over 20 years of experience driving growth and profit improvement programs in a wide range of industries. He has gained significant experience analyzing and evaluating financial statements during his tenure at Bain & Company and Diamond Castle Holdings. He qualifies as an
“audit committee financial expert” as defined by SEC rules. Mr. Roberts provides insight concerning a variety of business issues, including performance improvement, risk management and mergers and acquisitions.

Nigel A. Vinecombe Age 49 Director since 2008

Mr. Vinecombe became a director of Multi-Color in February 2008. He was appointed President and Chief Executive Officer of the Company in June 2010. Mr. Vinecombe served as Chief Operating Officer of Multi-Color from May 2009 to June 2010, and as President of the International Business Unit of Multi-Color from February 2008 until May 2009. From 2000 to February 2008, he served as Group Managing Director of Collotype International Holdings Pty Ltd., a privately-held Australian based wine & spirit and consumer products label manufacturer.

Qualifications Supporting the Nomination of Mr. Vinecombe:

As Group Managing Director of Collotype International Holdings Pty Ltd., Mr. Vinecombe oversaw the international expansion of a high growth organization. As Chief Operating Officer of the Company, he continued to apply his strategic planning and managerial skills in the context of the Company’s global operations. Mr. Vinecombe has valuable management insight related to the integration of expanded business and development of customer relationships on a global basis. As a result, he brings strong decision-making skills to the Board coupled with an understanding of international business.

Effective October 3, 2011, the Company acquired York Label Group pursuant to a Merger and Stock Purchase Agreement (the “Merger Agreement”) with Adhesion Holdings, Inc., a Delaware corporation (“Adhesion”), DLJ South American Partners, L.P., an Ontario limited partnership (“DLJ”), and Diamond Castle Partners IV, L.P., a Delaware limited partnership (“Diamond Castle”). The purchase price for York Label Group was $339 million, with approximately $261 million payable in cash from borrowings, $47 million payable in 2.7 million shares of Multi-Color common stock, $21 million payable in a deferred cash payment and $10 million in assumed net debt.

In connection with the Company’s acquisition of York Label Group the Company entered into an Investor Rights Agreement with affiliates of Diamond Castle Holdings (collectively, the “Diamond Castle Investors”) pursuant to which the Diamond Castle Investors have the right to nominate for election to the Company’s Board of Directors two directors, so long as the Diamond Castle Investors and certain of their permitted transferees beneficially own (i) 12.6% or more of the total outstanding shares of Multi-Color common stock and (ii) 40% or more of the shares of Multi-Color common stock issued to the Diamond Castle Investors pursuant to the acquisition; or one director, so long as the Diamond Castle Investors and certain of their permitted transferees beneficially own (i) less than 12.6% of the total outstanding shares of Multi-Color common stock but (ii) 40% or more of the shares of Multi-Color common stock issued to the Diamond Castle Investors pursuant to the acquisition.

The Diamond Castle Investors appointed Ari J. Benacerraf and Simon T. Roberts to serve on the Company’s Board until the 2012 Annual Meeting of Shareholders and have nominated each of them for election at the Meeting.

The Company is a party in a case styled DLJ South American Partners, L.P. v. Multi-Color Corporation, et al., Case No. C.A. No. 7417-CS, which is pending in the Delaware Court of Chancery. In a complaint filed on April 13, 2012, DLJ alleges that the Company failed to make certain payments required pursuant to the Merger Agreement and seeks the payment of $6,939,056 and interest, legal fees and other equitable relief that the Company is unable to reasonably estimate at this time. On May 18, 2012, the Company filed an answer, counterclaim and third party complaint asserting various causes of action against DLJ, Diamond Castle and affiliated entities arising out of their breaches of the Merger Agreement and other actions.

RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

ITEM 2 ON THE PROXY

The Board is seeking shareholder ratification of its appointment of Grant Thornton LLP as independent registered public accountants for the fiscal year ending March 31, 2013. Although action by the shareholders in this matter is not required, the Board believes that it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by independent auditors in providing assurance on the integrity of Multi-Color’s financial controls and reporting. Even if shareholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of different auditors at any time during the year if it determines that such a change would be in the best interest of Multi-Color and its shareholders. An affirmative vote of a majority of the votes cast at the meeting is required for ratification. Representatives of Grant Thornton LLP are expected to be present at the annual meeting and will be given an opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

Audit Fees

Grant Thornton LLP’s fees for audit and review of the Annual Report on Form 10-K for the fiscal year ended March 31, 2012 and the Quarterly Reports on Form 10-Q for the first three quarters of the fiscal year ended March 31, 2012, compliance with the Sarbanes-Oxley Act of 2002, statutory audit procedures, and related estimated expenses were $840,450. Grant Thornton LLP’s fees for audit and review of the Annual Report on Form 10-K for the fiscal year ended March 31, 2011 and the Quarterly Reports on Form 10-Q for the first three quarters of the fiscal year ended March 31, 2011, compliance with the Sarbanes-Oxley Act of 2002, statutory audit procedures, and related estimated expenses were $639,450.

Audit-Related Fees

The total fees paid to Grant Thornton LLP by Multi-Color for the fiscal year ended March 31, 2012 for services provided in connection with the audit of Multi-Color’s 401(k) plan, due diligence services, and related expenses were $16,660.

The total fees paid to Grant Thornton LLP by Multi-Color for the fiscal year ended March 31, 2011 for services provided in connection with the audit of Multi-Color’s 401(k) plan, due diligence services, and related expenses were $101,420.

Tax Fees

The total fees paid to Grant Thornton LLP by Multi-Color Corporation for the preparation of the company’s Form 5500 for the fiscal years ended March 31, 2012 and 2011 was $1,040 and $1,085 respectively. Grant Thornton LLP did not provide tax compliance, tax advice or tax planning services to Multi-Color during the fiscal years ended March 31, 2012 and 2011.

All Other Fees

None

All audit and audit-related fees for the fiscal year ended March 31, 2012 were pre-approved by the Audit Committee, which concluded that the provision of those services by Grant Thornton LLP was compatible with the maintenance of the auditors’ independence in the conduct of the auditing functions. The Audit Committee requires pre-approval of the audit and nonaudit services performed by the independent registered public accountants in order to assure that the provision of such services does not impair the independent registered public accountant’s independence. Unless a type of service has received general pre-approval, it requires specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the Audit Committee. To ensure prompt handling of unexpected matters, the Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee. However, the Chairman must report any such pre-approval decisions to the Audit Committee at the next scheduled meeting following such pre-approval.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in fulfilling its responsibilities relating to the Company’s accounting, reporting practices, compliance with legal and regulatory requirements, and the quality and integrity of Multi-Color’s financial reports. The Audit Committee oversees the accounting and financial reporting processes of Multi-Color and the audit of Multi-Color’s financial statements. It reviews the scope and adequacy of Multi-Color’s internal accounting and financial controls, reviews the scope and results of the audit plan of Multi-Color’s independent registered public accountants and reviews Multi-Color’s financial reporting activities and the accounting standards and principles followed. The Audit Committee oversees the procedures for the receipt, retention and treatment of any complaints received regarding accounting, internal accounting controls or auditing matters and the confidential submission by employees of any concerns regarding questionable accounting or auditing matters. The Audit Committee also selects, for shareholder ratification, and engages Multi-Color’s independent registered public accountants and approves their fees.

A copy of the Audit Committee’s Charter is available in the Investor Relations section of Multi-Color’s website (www.mcclabel.com).

The Board has determined that all members of the Audit Committee, Robert R. Buck (Chairman), Thomas M. Mohr and Simon T. Roberts, satisfy the standards of “independence” required of audit committee members under applicable federal securities laws and NASDAQ listing standards. In addition, the Board has concluded that Messrs. Buck, Mohr and Roberts are “audit committee financial experts” within the meaning of applicable federal securities laws and are financially literate under NASDAQ listing standards.

In connection with the March 31, 2012 financial statements, the Audit Committee reviewed and discussed the audited financial statements with management and the auditors; discussed with the auditors the matters required by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and received the written disclosures and the letter pursuant to applicable requirements of the PCAOB regarding the independent registered public accountant’s communications with the Audit Committee concerning independence and the Audit Committee discussed with the independent registered public accountants that firm’s independence. Based on these reviews and discussions, the Audit Committee recommended to the Board that Multi-Color’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2012.

The Audit and Finance Committee

Robert R. Buck (Chairman)

Thomas M. Mohr

Simon T. Roberts

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

ITEM 3 ON THE PROXY

Section 14A of the Exchange Act and related SEC rules requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers (NEOs) as disclosed in this proxy statement in accordance with SEC rules. The current frequency of the advisory vote on executive compensation is annually, and the next vote will occur at our 2013 annual meeting of shareholders.

As described under the “Compensation Discussion and Analysis,” our executive compensation program is designed with an emphasis on performance and is intended to closely align the interests of our NEOs with the interests of our shareholders. The Committee regularly reviews our executive compensation program to ensure that compensation is closely tied to performance measures that our executive officers can impact and that are likely to have an impact on shareholder value. Our compensation programs are also designed to balance long-term performance with shorter-term performance, and to mitigate the risk that an executive officer would be incentivized to pursue good results with respect to a single performance metric or operating division to the detriment of our Company as a whole.

The vote on this proposal is advisory, which means the vote will not be binding on Multi-Color Corporation, the Board or the Committee. The Committee will review the results of the vote on this proposal in connection with its regular evaluations of our executive compensation program.

In view of the foregoing, shareholders will vote on the following resolution at the 2012 Annual Shareholders’ Meeting:

RESOLVED, that the Company’s shareholders hereby approve, on an advisory basis, the compensation of the Named Executive Officers of Multi-Color Corporation as disclosed in Multi-Color’s Proxy Statement for the 2012 Annual Shareholders’ Meeting in accordance with the Securities and Exchange Commission’s compensation disclosure rules.

The Board recommends that shareholders vote FOR this proposal.

APPROVAL OF THE MULTI-COLOR CORPORATION 2012 STOCK INCENTIVE PLAN

ITEM 4 ON THE PROXY

In May 2012, the Board of Directors voted unanimously to approve and recommend to shareholders the approval of the 2012 Stock Incentive Plan (the “2012 Plan”), the principal provisions of which are described below.

Set forth below are: (i) a summary of the principal features of the 2012 Plan; and (ii) a description of the U.S. federal income tax consequences under the 2012 Plan.

1.    Summary of the 2012 Stock Incentive Plan

The following is a summary of the material terms of the 2012 Plan and is qualified in its entirety by the full text of the 2012 Plan, which is set forth as Annex A to this proxy statement.

Objectives of the 2012 Plan

The Board believes that stock-based awards are an important element of Multi-Color’s compensation programs. The 2012 Plan promotes the Company’s compensation philosophy and objectives by: (i) providing long-term incentives to those persons with significant responsibility for the success and growth of the Company, (ii) motivating participants to achieve the long-term success and growth of the Company, (iii) providing a vehicle to tie a significant portion of compensation to the long-term performance of the Company’s shares, (iv) enabling the Company to attract and retain skilled and qualified officers, other employees and directors who are expected to contribute to the Company’s success in a competitive market for such individuals, (v) facilitating ownership of the Company’s shares, and (vi) aligning the personal interests of directors, officers, employees, and others in the Company’s long-term growth and profitability with the interests of Multi-Color’s shareholders. The 2012 Plan will effectively replace the Company’s 2003 Stock Incentive Plan, as amended (the “2003 Plan”) and 2006 Director Equity Incentive Plan (the “2006 Plan”). As of June 1, 2012, approximately 74,000 shares remained available for grant under the 2003 Plan and approximately 229,000 shares remained available for grant under the 2006 Plan. The Board approved the 2012 Plan to provide a sufficient pool, and broad variety, of stock and stock-based awards. Subject to shareholder approval at the Annual Meeting, the 2012 Plan will be effective as of August 8, 2012. Information on the total number of shares available under the Company’s existing equity compensation plans and subject to outstanding options and rights as of March 31, 2012 is presented in the Equity Compensation Plan Information table on page 42.

The 2012 Plan allows the Company the flexibility to grant a variety of stock and stock-based awards, including stock options and stock appreciation rights, granted separately or in tandem with each other, and restricted shares and restricted share units, both time vested or conditioned on the attainment of performance goals. The 2012 Plan is also designed to allow compliance with Section 162(m). It is intended that awards under the 2012 Plan with a performance component (which does not include time-vested share awards) generally will satisfy the requirements for performance based compensation under Section 162(m) while granting the

Compensation Committee the authority to grant nonperformance-based awards where it deems appropriate. Section 162(m) generally places a $1,000,000 limit on the tax deduction allowable for compensation paid (or accrued for tax purposes) with respect to the Chief Executive Officer and the three other highest-paid executives (excluding the chief financial officer) during a tax year, unless the compensation meets certain requirements. All stock incentive awards to the Company’s most highly compensated executives that may be made over the next few years are expected to be granted under the 2012 Plan.

Shares Subject to the 2012 Plan

The aggregate number of common shares that may be issued under the 2012 Plan is 1,250,000. The 2012 Plan provides for appropriate adjustments in the number of shares subject to the 2012 Plan (and other share limitations contained therein and described below) and to grants previously made if there is a share split, dividend, reorganization, or other relevant change affecting the Company’s corporate structure or its shares. If shares under an award are not issued prior to the expiration, termination, cancellation or forfeiture of the award, then those shares would again be available for inclusion in future grants. Upon the effective date of the 2012 Plan, prior Company equity plans for which shares remain available for grant will be terminated. The shares available under such prior plans will be made available for grant under the 2012 Plan, as well as shares subject to outstanding awards under such prior plans which thereafter are forfeited, settled in cash, cancelled or expire; provided that all outstanding awards under such prior plans remain outstanding and are administered and settled in accordance with the provisions of the prior plans, as applicable.

Other Share Limitations

The maximum number of shares subject to restricted shares or restricted share units that may be granted under the 2012 Plan is 500,000. The maximum number of shares subject to stock options that may be granted under the 2012 Plan is 1,250,000. The maximum number of shares subject to restricted shares or restricted share units that may be granted to an individual in a calendar year is 100,000 shares, and the maximum number of shares subject to stock options or stock appreciation rights that may be granted to an individual in a calendar year is 300,000 shares.

Eligible Participants

Officers and key employees of the Company, and the Company’s non-employee directors are eligible to receive awards under the 2012 Plan. Awards are granted to those persons with significant responsibility for the Company’s success and growth.

Administration

The 2012 Plan is administered by a committee (the “Committee”) consisting of at least three directors appointed by the Board, all of whom meet the definitions of the terms “outside director” set forth in the regulations under Section 162(m), “independent director” set forth in The Nasdaq Stock Market, Inc. rules, and “non-employee director” set forth in Rule 16b-3 under the Exchange Act. Unless determined otherwise by the Board, the Compensation Committee will administer the 2012 Plan and has the authority under the 2012 Plan to: (i) select the employees and directors to whom awards are granted; (ii) determine the type and timing of awards and the appropriate award agreement evidencing each award; (iii) determine the number of shares covered by each award and all other terms and conditions of awards, not inconsistent with the terms of the 2012 Plan; (iv) determine whether an award is, or is intended to be, performance based compensation within the meaning of 162(m); (v) determine whether terms, conditions, and objectives have been met or, including, without limitation, making certifications related thereto, if permissible, should be modified or waived, not inconsistent with the terms of the 2012 Plan; (vi) cancel or suspend an award, or determine whether an amount or payment of an award should be reduced or eliminated; (vii) determine administrative rules, guidelines, and practices governing the 2012 Plan; and (viii) interpret the provisions of and otherwise supervise the administration of the 2012 Plan.

Stock Options

Stock options granted under the 2012 Plan must be in the form of either Incentive Stock Options or ISOs, which meet the requirements of Section 422 of the Code, or nonqualified stock options (“NQSOs”), which do not meet those requirements. The term of a stock option is fixed by the Committee, but may not exceed ten years, and stock options are exercisable at such time or times as determined by the Committee. The exercise price of a stock option cannot be less than the fair market value of the shares on the date of grant, which generally means the last closing price of a share as reported on The NASDAQ Stock Market on the date of the grant. The grantee may pay the stock option exercise price either in cash or such other manner authorized in the 2012 Plan or the applicable award agreement, including the tender of shares. Shares tendered by participants as full or partial payment of the exercise price will not become available for issuance under the 2012 Plan. The 2012 Plan prohibits stock option repricing.

Code Limitations on Incentive Stock Options

The Code currently places certain limitations on ISO awards. In addition to the other limitations described in the 2012 Plan, an ISO may only be granted to full or part-time employees (including officers and directors who are also employees) of the Company. The total fair market value of shares subject to ISOs which are exercisable for the first time by any participant in any given calendar year cannot exceed $100,000 (valued as of the date of grant). No ISO may be exercisable more than three months following termination of employment for any reason other than death or disability, nor more than one year with respect to disability terminations, or such stock option will no longer qualify as an ISO and shall be treated as an NQSO. ISOs will also be non-transferable in accordance with the provisions of the Code. Additional restrictions apply to the grant of ISOs to holders of in excess of 10% of the Company’s outstanding Common Stock.

Stock Appreciation Rights

The Committee may grant stock appreciation rights (“SAR”) separately or in connection with a stock option granted under the 2012 Plan. If a grantee exercises a SAR, the grantee will receive an amount equal to the excess of the then-fair market value of the shares with respect to which the SAR is being exercised over the stock option exercise price of the shares, in the case of a SAR in connection with a stock option, or the exercise price of the SAR, in the case of an independent SAR. The SAR exercise price must be at least 100% of the fair market value of the underlying shares on the date of grant, and the term of such SAR may not exceed ten years. Payment may be made in cash, in shares, or in a combination of cash and shares, as the Committee determines. If a SAR granted in connection with a stock option is exercised in whole or in part, the right under the related stock option to purchase shares with respect to which the SAR has been exercised will terminate to the same extent. If a stock option is exercised, any SAR related to the shares purchased upon exercise of the stock option will terminate. To the extent that the number of shares reserved for issuance upon the grant of a SAR exceeds the number actually issued upon exercise of a SAR, such shares will not become available for issuance under the 2012 Plan. The 2012 Plan prohibits SAR repricing.

Restricted Share and Restricted Share Unit Awards

The Committee may grant restricted share awards which consist of shares issued by the Company to a participant for no consideration, or for a purchase price which may be below their fair market value, and are subject to forfeiture in the event of termination of the participant’s employment prior to vesting and subject to restrictions on sale or other transfer by the participant. Unless otherwise determined by the Committee, participants who hold restricted shares have voting rights with respect to the shares and have the right to receive dividend distributions, in cash or shares, payable to the extent the restrictions on the applicable restricted shares lapse. The Committee may also grant restricted share unit awards which are substantially similar to restricted share awards but which generally do not give the participant-holder the rights of a shareholder prior to lapse of the restrictions and, upon such lapse, may be settled in cash, shares, or a combination of both. The Committee may provide for the payment in cash or shares equal to the amount of dividends paid from time to time on the number of shares that would become payable upon vesting of the restricted share unit award. The Committee may provide that restrictions lapse after the passage of time (time-vested), upon certain events (such as death, disability, or retirement) or upon the attainment of specified performance objectives (performance-vested). The Committee may waive any restrictions or accelerate the date or dates on which restrictions lapse except no waiver may apply to a term that is not within the Committee’s discretion to waive under the 2012 Plan.

Performance Based Exception

The Committee may grant awards in a manner that is intended to qualify for the performance based exception to the deductibility limitations of Section 162(m) and conditioned upon the achievement of performance goals as the Committee shall determine, in its sole discretion. The performance goals shall be based on one or more performance measures, and the Committee shall specify the time period or periods during which the performance goals must be met. The performance measure(s) may be described in terms of objectives that are related to the individual participant, the Company, or a subsidiary, division, department, region, function, or business unit of the Company, and shall consist of one or more or any combination of the following criteria: cash flow, profit, revenue, stock price, market share, sales, net income, operating income, return ratios, earnings per share, earnings (which may include an add back for taxes, interest, and/or depreciation and amortization), operating earnings, profit margins, earnings per Common Share, favorable comparison to established budgets, return on shareholders’ equity, return on assets, attainment of strategic and operational initiatives, comparisons with various stock market indices, reduction in costs or a combination of such factors, personal performance measures, working capital, total assets, net assets, return on sales, return on invested capital, gross margin, costs, shareholders’ equity, shareholder return and/or productivity or productivity improvement. Performance goals may be expressed in absolute terms or relative to the performance of other entities or the prior performance of the Company. The Committee may adjust or modify the performance objectives or periods, provided that any such modifications meet the requirements of Section 162(m), to the extent applicable unless the Committee determines that such requirements should not be satisfied. Awards intended to qualify for the performance based exception shall not vest or be paid until the Committee certifies that the performance goals have been achieved.

Unrestricted Share Awards

The Committee may grant unrestricted shares on a bonus or other basis for no cash consideration.

Awards to Non-Employee Directors

The Committee is authorized to grant restricted Shares to each non-employee director annually with the first such grant to be effective on August 8, 2012. The number of restricted shares granted to each non-employee director each year shall be the number of common shares equal to $65,000 divided by the fair market value of a common share on the date of grant. The Committee may grant stock options in lieu of or in addition to restricted shares. The Committee shall have the authority to increase the award value annually by an amount not to exceed 10% of that for the previous year; provided, however, that the award value may not exceed $100,000 for any year.

Transferability of Awards

No award is transferable other than by will or the laws of descent and distribution, except the Committee may, in its discretion, provide that an award (other than an ISO) is transferable without consideration to a participant’s family member (as defined in the 2012 Plan), subject to such terms and conditions as the Committee may impose. All awards shall be exercisable, during the participant’s lifetime, only by the participant or a permitted transferee. Additionally, certain non-employee directors may assign their awards to certain affiliates of theirs.

Termination of Employment

Generally, awards are forfeited upon a participant’s termination of employment; however, the 2012 Plan provides that the Committee: (i) may allow a participant to exercise vested stock options or SARs for a period of time after termination, if not terminated for cause; and (ii) has discretion to provide the extent to which, if any, the vesting of any award is accelerated or forfeited due to a participant’s, death, disability, or retirement, provided that, for awards intended to be performance-based compensation within the meaning of Section 162(m), no vesting may occur or no distribution may be made prior to the attainment of the performance goals, unless otherwise provided by Section 162(m).

Change in Control

Except as otherwise provided in an award agreement, upon a “change in control” as defined in the 2012 Plan: (i) all outstanding stock options and SARs automatically become fully exercisable; and (ii) all restricted share and restricted share unit awards automatically become fully vested.

Recoupment Policy

Awards are subject to forfeiture or repayment pursuant to the terms of any applicable compensation recoupment or recovery policy adopted by the Company, Committee, or Board, including any policy adopted to comply with the rules of any stock exchange on which the shares are traded or the SEC.

Discontinuation of 2012 Plan, Amendments, and Award Substitutions

The Board may amend, alter, or discontinue the 2012 Plan at any time, provided that any such amendment, alteration, or discontinuance has been approved by the Company’s shareholders, if shareholder approval is required under applicable laws, regulations, or exchange requirements (including for the purpose of qualification under Section 162(m) as “performance-based compensation”), and does not materially and adversely impair the rights of any grantee, without his or her consent, under any award previously granted. The 2012 Plan could be amended without shareholder approval in certain nonmaterial ways that could result in an increased cost to the Company. No awards shall be made under the 2012 Plan after the tenth anniversary of the effective date.

Plan Benefits

No benefits or amounts have been granted, awarded, or received under the 2012 Plan, and the amount of awards payable under the 2012 Plan to any participant is not determinable, as awards are discretionary and participation is determined each fiscal year.

2.    Certain Federal Tax Consequences with Respect to Awards

The following information is not intended to be a complete discussion of the U.S. federal income tax consequences of participation in the 2012 Plan and is qualified in its entirety by references to the Code and the regulations adopted under the Code. The provisions of the Code described in this section include current tax law only and do not reflect any proposals to revise current tax law. The federal income tax consequences applicable to officers, directors, and other persons who are subject to potential liability under Section 16(b) of the Exchange Act may be different than the federal income tax consequences applicable to persons who are not subject to Section 16(b). The federal income tax consequences applicable to all persons, whether or not subject to Section 16(b), are described below.

Incentive Stock Options

Generally, under the Code, an optionee will not realize taxable income by reason of the grant or exercise of an ISO granted pursuant to the 2012 Plan (see, however, discussion of alternative minimum tax below). If an optionee exercises an ISO and does not dispose of the shares until the later of (i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and the Company will not be entitled to any deduction. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise (a “disqualifying disposition”), the optionee generally will realize ordinary income in the year of disposition and the Company will receive a corresponding deduction in an amount equal to the excess of (i) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (ii) the option price. Any additional gain realized on the disposition will be short-term or long-term capital gain and any loss will be long-term or short-term capital loss. The optionee will be considered to have disposed of a share if he or she sells, exchanges, makes a gift of or transfers legal title to the share (except transfers, among others, by pledge, on death or to a spouse). If the disposition is by sale or exchange, the optionee’s tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying disposition.

The exercise of an ISO may subject the optionee to the so-called “alternative minimum tax” (“AMT”). The amount by which the fair market value of the shares purchased at the time of the exercise exceeds the option exercise price is an adjustment for purposes of computing the AMT. In the event of a disqualifying disposition of the shares in the same taxable year as exercise of the ISO, no adjustment is then required for purposes of the AMT, but regular income tax, as described above, may result from such disqualifying disposition.

An optionee who surrenders shares as payment of the exercise price of his or her ISO generally will not recognize gain or loss on his or her surrender of such shares. The surrender of shares previously acquired upon exercise of an ISO in payment of the exercise price of another ISO, is, however, a “disposition” of such stock. If the ISO holding period requirements described above have not been satisfied with respect to such stock, such disposition will be a disqualifying disposition that may cause the optionee to recognize ordinary income as discussed above.

Under the Code, all of the shares received by an optionee upon exercise of an ISO by surrendering shares will be subject to the ISO holding period requirements. Of those shares, a number of shares (the “Exchange Shares”) equal to the number of shares surrendered by the optionee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of a disqualifying disposition of the surrendered shares if they were ISO shares) and the same capital gains holding period as the shares surrendered. For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the optionee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The ISO holding period for all shares will be the same as if the option had been exercised for cash.

Non-Qualified Stock Options

Generally, there will be no federal income tax consequences to either the optionee or the Company on the grant of NQSO pursuant to the 2012 Plan. On the exercise of a NQSO, the optionee has taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the option price of the shares. Multi-Color will be entitled to a federal income tax deduction (subject to the limitations contained in Section 162(m)) in an amount equal to such excess, provided that Multi-Color complies with applicable reporting rules.

Upon the sale of stock acquired by exercise of a NQSO, optionees will realize long-term or short-term capital gain or loss depending upon their holding period for such stock. For individuals, capital losses are deductible only to the extent of capital gains for the year plus $3,000. An optionee who surrenders shares in payment of the exercise price of a NQSO will not recognize gain or loss with respect to the shares so delivered unless such shares were acquired pursuant to the exercise of an ISO and the delivery of such shares is a disqualifying disposition. See “Incentive Stock Options” above. The optionee will recognize ordinary income on the exercise of the NQSO as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered have the same tax basis and capital gains holding period as the shares surrendered. The balance of shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise.

Stock Appreciation Rights

A participant who is awarded a SAR will not have taxable income upon the grant of such SAR and the Company will not be entitled to a tax deduction by reason of such grant. Upon the exercise of a SAR, a participant will recognize taxable ordinary income equal to the amount of cash and the fair market value of any shares of common stock received. The Company may generally claim a deduction at that time equal to the amount recognized as ordinary income by the participant.

Restricted Share and Restricted Share Unit Awards

The taxability of a restricted share and restricted share unit awards to a participant is dependent upon the extent to which the award is restricted on the date of grant. If the award is either transferable or not subject to a substantial risk of forfeiture, a participant will recognize taxable ordinary income on the date of grant. If the award is both non-transferable and subject to a substantial risk of forfeiture on the date of grant, then unless an election is made as described below, a participant will not recognize taxable ordinary income on the date of grant, but will at such time or times as an award becomes either transferable or not subject to a substantial risk of forfeiture in an amount equal to the fair market value of such shares at that time. Within thirty days of receipt of an award that is not transferable and subject to a substantial risk of forfeiture, a participant may file an election with the Internal Revenue Service to include as taxable ordinary income in the year of receipt an amount equal to the fair market value of the shares subject to the award at the time of receipt. In such event, any subsequent appreciation in the value of such shares will not be taxable as compensation to a participant upon the vesting of shares subject to the award. However, if shares subject to the award are forfeited subsequent to such election, a participant will not be entitled to a tax deduction. For purposes of determining the amount of taxable gain or loss upon a subsequent disposition of shares issued pursuant to such an award, the amount of ordinary income to a participant will be treated as the cost basis for such shares. Shares which are held for more than one year after vesting (or in the event of an election as described above, the date of receipt) generally will qualify for long-term capital gain treatment. The Company will be entitled to a deduction in such amount and at such time as ordinary income becomes taxable to the participant.

Application of Section 409A to Deferred Compensation Arrangements

The 2012 Plan provides that the Committee may permit recipients of awards to defer the distribution of all or part of any Award in accordance with such terms and conditions as the Committee shall establish. To the extent that a participant makes such a deferral election, Section 409A of the Code, which was enacted as part of the American Jobs Creation Act of 2004, subjects the deferral arrangement to certain substantive requirements including (among other items) deferral election and payment timing requirements. In the event that a deferral arrangement fails to comply with Code Section 409A in form or operation, a participant may become subject to: (i) the imposition of Federal income tax on all amounts deferred in the tax year in which the amounts are deferred (or, if later, in the tax year when the receipt of the benefits are no longer subject to a substantial risk of forfeiture); (ii) a penalty tax of 20 percent of the includable amount (in addition to the regular income tax at ordinary income rates); and (iii) interest at the underpayment rate plus one percent from the time the amount was first deferred (or, if later, the tax year when the benefits are no longer subject to a substantial risk of forfeiture) until the time the amount is included in income.

Withholding of Tax; Company Deduction

Generally, whenever a participant realizes ordinary income under the 2012 Plan, a corresponding deduction is available to the Company provided the Company complies with certain reporting requirements. Under Section 162(m), however, the Company will be denied a deduction for certain compensation exceeding $1,000,000 paid to its “covered employees,” who generally are the Chief Executive Officer and the three other highest paid executive officers (excluding the chief financial officer), excluding (among other things) certain performance-based compensation.

The Company is entitled to withhold, or secure payment from a participant in lieu of withholding, the amount of any tax required by law to be withheld or paid by the Company with respect to any amount payable or shares issuable under a participant’s award.

Conclusion

The foregoing summarizes the U.S. federal income tax consequences, and does not include a discussion of state and local income tax or foreign tax consequences of participation in the 2012 Plan. Participants are encouraged to consult their own tax advisors regarding the federal, state and local tax consequences in their particular circumstances and with respect to their particular awards.

The Board recommends that shareholders vote FOR this proposal.

AMENDING MULTI-COLOR CORPORATION’S CODE OF REGULATIONS

ITEM 5 ON THE PROXY

The Board of Directors is recommending that the Company’s Code of Regulations (“Regulations”) be amended to allow the Board to amend such Regulations without shareholder approval in the circumstances described in this proxy statement and as set forth on Annex B.

Article X of the Company’s Regulations allows shareholders to amend the Regulations only by the affirmative vote or written consent of the shareholders of record entitled to exercise a majority of the voting power. Annex B describes the new language of Article X reflecting the proposed amendment.

The Ohio Revised Code was amended on October 12, 2006, to, among other things, allow directors to amend Regulations in certain respects without shareholder approval.

Prior to the amendments, all changes to Regulations were required to be accomplished by shareholder action. The 2006 amendments liberalized the law to allow directors to amend the Regulations without shareholder approval in various areas that are not deemed to impact fundamental shareholder rights. The amendments generally require the shareholders to grant amending authority to the directors through the Company’s Articles or Regulations. However, the amendments reserve to the shareholders the sole authority to amend the Regulations in varying areas, such as those defining, limiting or regulating the exercise of the authority of shareholders, setting the percentage of shareholders entitled to call special meetings, establishing notices of meetings and qualifications of shareholders, establishing quorum definitions, setting terms and classifications of directors, and removing directors and filling vacancies in the Board of Directors. Shareholders can always override amendments made by directors and Regulations may never divest shareholders of the power to adopt, amend or repeal Regulations, but they must take appropriate action to do so.

The Directors, once granted general authority by shareholders, will therefore be free to amend the Regulations in such areas as the establishment of the fiscal year, the time and place of meetings, advance notice provisions for director nominations or shareholder proposals, establishment of officers and committees, the enactment of indemnification provisions and other ministerial changes as the Board deems appropriate. The Company will be required to promptly notify shareholders of any amendments that the Board makes to the Regulations by filing a report with the SEC or by sending a notice to shareholders of record as of the date of the adoption of the amendment.

The Board of Directors believes that the amendment to the Regulations as set forth on Annex B is in the best interests of the Company’s shareholders because the amendment will allow the Company to take advantage of the developments in Ohio corporate law as described above, to adopt Ohio’s statutory business framework to modern conditions and will allow the Board to act quickly to respond to the needs of the Company that may arise from time to time. Although it cannot be predicted in advance if or how the Board may exercise this power, if approved by the shareholders, the Board intends to consider in 2012 or subsequent fiscal years amendments to the advance notice and indemnification provisions contained in the Regulations but no assurances regarding any consideration or adoption of amendments can be made at this time.

The Board recommends that the shareholders vote FOR this proposal.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This section discusses the principles underlying Multi-Color Corporation’s policies and decisions concerning the compensation of the Company’s executive officers. This information describes the manner and context in which compensation is awarded to and earned by the Company’s executive officers and provides perspective on the tables and narrative that follow.

The Board of Directors utilizes the Compensation and Organization Development Committee (for purposes of this Compensation Discussion and Analysis, the “Committee”) to assist the Board in fulfilling the Board’s responsibilities in the area of executive compensation. The Committee, working with management, has approved executive compensation programs that are designed to attract and retain executives and reward them for their efforts toward helping Multi-Color achieve its short-term and long-term operating, financial and strategic goals, and thereby build shareholder value. To that end, generally, executive compensation packages are weighted towards incentive plans that emphasize stock ownership and bonus compensation arrangements which serve to align more closely the interests of management with those of shareholders.

Framework of Multi-Color’s Executive Compensation Program

Multi-Color’s Goals

Multi-Color seeks to continue to improve its financial and operating performance on a long-term basis. The Company is committed to delivering predictable and reliable results through increasing revenues and net income, and growth in earnings per share and cash flow. While these goals are not all of the priorities Multi-Color has established, they represent the foundation of Multi-Color’s long-term objectives. Multi-Color’s compensation policies, practices and programs are intended to align executive compensation within the framework of these strategic goals, attracting and retaining a strong executive team for the long-term.

The Company intends base salary and benefits to be fair compensation for the executive officers’ good faith efforts to do their jobs well, and incentive compensation (both annual and long-term) to be pay for performance on behalf of the Company and its shareholders. The Company expects the incentive pay to reinforce the executive’s line-of-sight between (i) his or her behaviors, decisions and leadership and (ii) high standards of performance on corporate financial and other individual measures that, if achieved, will enhance shareholder value.

Compensation Committee Responsibilities

Among other things, the Committee assists the Board of Directors in fulfilling the Board’s responsibilities to:

1)	Review and approve the annual and long-term goals and objectives of the Chief Executive Officer (“CEO”) of the Company, and evaluate the CEO’s performance at least annually.

2)

Determine the compensation and benefits of the CEO and other executive officers and key management personnel, in light of their performance relative to their goals and objectives, and report the compensation of the CEO to the Board, including the grant of any stock options or restricted stock.

3)	Review the compensation of the Company’s directors, and make recommendations with respect to director compensation to the Board for its approval.

4)	Review periodically the Company’s philosophy on executive compensation and advise the CEO and the Board about different approaches to executive compensation.

5)	Evaluate the Company’s compensation policies and practices at least annually to determine whether the associated risks are reasonably likely to have a material adverse effect on the Company.

6)

Assess from time to time the Company’s competitive position for the various elements of executive compensation, by reviewing executive compensation surveys, studies and other information about compensation paid by certain other companies situated similarly to the Company.

7)	Administer the Company’s stock option and stock/equity incentive plans and make recommendations to the Board with respect to adoption, amendment and termination of such plans.

8)

Assess the Company’s compensation policies and practices on an annual basis to determine whether the risks arising from such policies and practices are reasonably likely to have a material adverse effect on the Company.

9)

Oversee the handling of the Company’s organizational development issues and review management’s recruiting and selection practices, employee diversification program, employee engagement surveys and long-range planning for executive development and succession.

The Committee has the resources and authority appropriate to discharge its responsibilities, including, when necessary, the authority to retain such consultants and advisers as it may deem appropriate in its sole discretion, to advise it with respect to the Company’s executive compensation and organizational development plans, programs and individual arrangements. The Committee has the sole authority to approve such consultants’ and advisers’ fees and terms of engagement.

The Committee meets at least once every year, and more frequently, as and if circumstances dictate. During the year ended March 31, 2012, the Committee met one time. The Committee may request any officer or employee of the Company, outside counsel, consultants or independent auditors to attend a meeting of the Committee.

The Committee is comprised of a minimum of three directors, each of whom (i) is not an officer or employee of Multi-Color Corporation and, (ii) does not have any relationship, which in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a member of the Committee. Independent directors, as determined by the Board and in accordance with the rules of NASDAQ comprise a majority of the Committee. Members of the Committee are appointed and removed by the Board.

The purpose of the Committee is to establish and oversee the execution of the Company’s philosophy on compensation and organizational development. The Committee is responsible for assuring that the Company’s executives, other key management personnel and directors are effectively compensated in terms that (i) are aligned with the short-term and long-term interests of the shareholders, (ii) attract, motivate and retain key talent, and (iii) are externally competitive and internally equitable. The Committee approves all elements of compensation of the Company’s executive officers and directors, sets the criteria for awards under the Company’s incentive compensation plans and determines whether such criteria have been met, and oversees matters relating to the Company’s stock compensation plans. The Committee also oversees the policies and practices of the Company that advance its organizational development, including those designed to achieve the highest level of engagement of the Company’s workforce.

Compensation Philosophy and Objectives

Compensation programs in which the Company’s executive officers participate are designed to be equitable and competitive with the compensation programs of companies with whom the Company competes for new employees. The Committee believes executive performance is a distinguishing factor and a competitive advantage of Multi-Color and rewards executives whose performance is outstanding.

Multi-Color’s pay-for-performance compensation philosophy is based upon this linkage between performance targets and individual accountability. Individual behavior consistent with the Company’s core values is recognized as being necessary for building and sustaining shareholder value over the long-term. Employees at all levels of the organization, including executive officers, are evaluated through a disciplined annual assessment process, and compensated for exemplifying core values of integrity, passion, creativity, perseverance, achievement and personal leadership.

The Company’s goal is to attract, develop, motivate and retain executives who have the skills, experience and drive to achieve superior growth in shareholder value. The Company believes that, to be successful, the Company needs to be competitive not only in its products and innovative solutions, but also in the quality of its executives. This, in turn, requires that Multi-Color compensate executive officers competitively.

The Process of Implementing Executive Compensation Changes

The Committee reviews Multi-Color’s executive compensation programs annually. The Committee utilizes market compensation data (including base salary, target annual and long-term incentive levels) regarding the President and CEO. The Committee, in turn, recommends compensation levels for this position to the independent members of the Board of Directors.

Following their evaluation of the CEO’s performance, the independent members of the Board establish all aspects of the CEO’s compensation. Neither the President and CEO nor any of the Company’s other executives participates in deliberations relating to his or her own compensation.

The Committee also receives market compensation data (including base salary, target annual and long-term incentive levels) for each individual executive other than the CEO. The President and CEO recommends increases or decreases in compensation levels for these executive officers to the Committee for final approval based upon a review of the market data and the officer’s individual performance.

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company’s proxy statement provides for a non-binding shareholder advisory vote, commonly referred to as a say-on-pay vote, with respect to the compensation of our named executive officers. While this vote is not binding on the Company, the Committee values the opinions of shareholders and will review and consider any shareholder concerns evidenced by this vote.

At the Company’s 2011 annual meeting, we held such an advisory vote on the compensation of our named executive officers. Our shareholders overwhelmingly approved the compensation of our named executive officers, with over 99% of votes cast in favor of our 2011 say-on-pay resolution. Based on the results of the 2011 say-on-pay vote, the Compensation Committee concluded that the compensation paid to the named executive officers and that the Company’s overall pay practices received strong shareholder support and do not require substantial revision to address shareholder concerns.

Elements of Compensation

The principal components of the compensation for named executive officers generally are:

•	base salary;

•	annual incentive bonus compensation;

•	long-term equity incentive compensation; and

•	retirement and other benefits.

Base Salary

The Company establishes compensation plans each year that align potential executive compensation with expected and potential company performance outcomes. More specifically, we target executive base salary at the 50th percentile of our competitive labor market (as described below). Typically, we establish annual incentive payout opportunities that, when combined with base salary, will deliver 50th percentile total cash compensation at target performance and will allow the executive to earn above 50th percentile total cash compensation for above target performance.

The Company relies on several internal and external inputs when determining plan performance levels and associated potential incentive payouts. Externally, the Committee considers Multi-Color’s performance compared to that of the NASDAQ Market Index, a broad market index, the

Morningstar Packaging & Containers Index, and companies in its competitive labor market. Companies in Multi-Color’s desired comparison labor markets are described as those in the commercial printing industry with: (i) overall total revenue size between $300 million and $500 million; (ii) domestic and international operations and product markets; and (iii) a focus on growth through acquisitions. Total direct compensation rates were developed from published surveys and custom research of SEC filings, to create a “Proxy Group” of companies with one or more of Multi-Color’s desired characteristics. Published surveys and the scope used include Hewitt, Executive Compensation Survey, 2009 – Scope: Business Services; Mercer, Executive Compensation Survey, 2009 – Scope: Commercial Printing; and Wyatt, Management Compensation Report, 2009 – Scope: Commercial Printing, aged to 2011. With respect to fiscal year 2012, the Proxy Group included the following companies:, Ennis, Inc., MOD-PAC Corp., Schawk, Inc., Standard Register, UFP Technologies, Inc., and Vistaprint.

Salary reviews are generally conducted at the beginning of each fiscal year to compare each executive’s salary to the appropriate salary range. Merit based increases to salaries of executive officers are based on the Committee’s assessment of the individual’s performance. Both financial and, where appropriate, non-financial performance measures are considered in making salary adjustments. If an executive officer has responsibility for a business segment, this business segment’s financial results also are strongly considered.

Annual Incentive Bonus Compensation

Among all elements of compensation to executive officers, bonuses provide the most direct link between compensation levels and annual corporate performance. Bonuses are paid in cash. Typically, the Committee approves annual bonus performance goals at the beginning of each fiscal year. For fiscal year 2012, the potential bonus ranges (as a percentage of base salary) for Mr. Vinecombe and Ms. Birkett are 0% to 112.5% and 0% to 75%, respectively. The performance goals for Mr. Vinecombe and Ms. Birkett include goals related to year-over-year growth in operating profit.

Long-term Incentive Compensation

Multi-Color maintains incentive plans which authorize the issuance of stock options or restricted stock. Stock options are designed to align the interests of executives with those of stockholders. Because stock options only have an intrinsic value if the value of Multi-Color’s Common Stock increases, they encourage actions that enhance long-term shareholder value.

Multi-Color’s 1999 and 2003 stock incentive plans are the principal means by which long-term incentive compensation is provided for key officers and employees of Multi-Color and the interests of these persons are brought more closely into tandem with the interests of shareholders. Although no more options may be granted under the 1999 plan, options remain outstanding under the 1999 and 2003 plans. The plans are administered by the Committee.

Options granted under the plans contain such terms and conditions as are established by the Board at the time of the grant. Options currently granted to employees generally have ten year terms and vest ratably over three to five years. The options fully vest upon a change in control.

Stock options are generally awarded near the beginning of each fiscal year to executive officers and other designated employees. The exercise price for these grants is equal to the fair market value of Multi-Color’s Common Stock on the date when the Committee approves the grant, which is the closing price on the NASDAQ Global Select Market on the last business day prior to the date of grant. The total number of shares allocated for annual grants is generally equal to two percent of the aggregate number of outstanding shares. As stock options are expensed in accordance with FASB ASC Topic 718, the Company considers the impact of the expense on earnings as one factor in determining the amount of total annual option grants.

Typically, a multi-step process is used by the Committee to determine the number of options granted to executive officers. Option target award amounts are established by first identifying the median size of option grants made by the Proxy Group to their respective executive officers. The Committee also considers the performance of the executive officer, the fair value of the awards, using the Black-Scholes model, and the amount of restricted stock and number of options previously granted to the executive officer. The Committee granted Mr. Vinecombe an option to purchase 10,000 shares of stock in the 2012 fiscal year, Ms. Birkett 5,000.

Retirement and Other Benefit Programs

In general, Multi-Color provides the same benefit programs to most full-time employees within the Company, including a defined contribution 401(k) plan. The Company matches $.50 for every $1 contributed on the first six percent of eligible pay.

Employment Agreements

On May 22, 2012, the Company entered into an Amended and Restated Employment Agreement (“Employment Agreement”) with Mr. Vinecombe.

The initial term of Mr. Vinecombe’s Employment Agreement will end on June 15, 2013, with subsequent automatic renewals for one-year terms unless either party provides notice of non-renewal. Mr. Vinecombe’s Employment Agreement, which became effective as of May 22, 2012, provides for: (i) an annual base salary of $650,000, effective July 1, 2012, subject to annual review by the Committee; (ii) an annual discretionary bonus in accordance with the Company’s executive incentive compensation program, with the target bonus opportunity to be no less than 75% of current base salary; (iii) during the term of the Agreement, restricted stock or stock option awards, with an award of 10,000 shares of Multi-Color’s Common Stock in the 2012 fiscal year, an award of 3,391 restricted shares in the 2013 fiscal year; and (iv) eligibility to participate in the Company’s welfare and certain benefit plans to the extent generally applicable to other executives of the Company, as well as a car allowance, vacation time and certain indemnification as permitted by applicable law.

The Employment Agreement also provides for the payment of benefits upon termination of employment under specified circumstances. These benefits are described below under “Potential Payments Upon Termination or Change in Control.” The Employment Agreement also includes confidentiality and non-competition covenants.

The material terms of the compensation arrangements of Ms. Sharon E. Birkett, the Company’s Vice President and Chief Financial and Accounting Officer, include: (i) an annual base salary of

$300,000, effective July 1, 2012, subject to annual review by the Committee; (ii) an annual discretionary bonus in accordance with the Company’s executive incentive compensation program, with the target bonus opportunity to be no less than 50% of current base salary; (iii) eligibility to participate in the Company’s welfare, fringe, vacation and other similar benefit plans and programs to the extent generally applicable to other U.S. based associates of the Company; (iv) a monthly car allowance; (v) as determined by the Committee on an annual basis, an option to purchase shares of the Company’s stock. In the 2012 and 2013 fiscal years, Ms. Birkett was provided 5,000 shares; and (vi) in the event of her involuntary termination by the Company, the Company would repatriate Ms. Birkett and her family back to their point of origin.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee is an officer or employee, or former officer or employee of Multi-Color. No interlocking relationship exists between the members of Multi-Color’s Board or Compensation Committee and the board of directors or compensation committee of any other company.

COMPENSATION AND ORGANIZATION DEVELOPMENT COMMITTEE REPORT

The Compensation and Organization Development Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Organization Development Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation and Organization Development Committee

Thomas M. Mohr (Chairman)

Ari J. Benacerraf

Robert R. Buck

Charles B. Connolly

Lorrence T. Kellar

Roger A. Keller

Simon T. Roberts

EXECUTIVE COMPENSATION INFORMATION

Summary Compensation Table

The following table sets forth certain information concerning compensation of the Company’s named executive officers for the fiscal years ended March 31, 2012, 2011 and 2010.

Name and Principal Position	Year	Salary		Bonus(1)	Stock Awards(2)(4)	Stock Option Awards (3)(4)	All Other(5)	Total

Nigel A. Vinecombe Chief Executive Officer and President (6)	2012 2011 2010	$ $ $	500,000 452,308 276,250	$712,500 -- --	-- -- --	$109,100 -- $198,300	$59,000 $53,529 $68,904	$1,380,600 $ 505,837 $ 543,454

Sharon E. Birkett Vice President Finance, Chief Financial and Accounting Officer and Secretary (7)	2012 2011	$ $	268,846 219,615	$255,404 --	-- --	$ 54,550 $ 73,935	$11,486 $43,418	$ 590,286 $ 336,968

(1)

Bonuses were based on the achievement by the named executive officer of performance targets established by the Compensation Committee, as described above in “Compensation Discussion and Analysis – Annual Incentive Bonus Compensation.” The bonus also includes a one-time integration bonus payment related to the York Label acquisition in the amount of $150,000 for Mr. Vinecombe and $53,769 for Ms. Birkett.

(2)	This column represents the fair market value on the date of grant of restricted stock grants computed in accordance with FASB ASC Topic 718.

(3)

This column represents the fair market value on the date of grant of stock option awards computed in accordance with FASB ASC Topic 718. The dollar amount in 2010 for Mr. Vinecombe has been restated from the prior year proxy statement to present it on a consistent basis with 2011. The numbers in the prior year proxy statement were based on the dollar amount recognized for financial statement purposes in the Company’s consolidated statement of income.

(4)

For additional information on the valuation assumptions with respect to the 2012, 2011 and 2010 grants, please refer to note 15 of the Company’s financial statements included in the Annual Report on Form 10-K for the year ended March 31, 2012 filed with the SEC. These amounts reflect the fair market value on the date of grant computed in accordance with FASB ASC Topic 718 and do not correspond to the actual value that will be recognized by the named executive officers or the amount of expense that was recognized in the above years in the Company’s consolidated statement of income.

(5)

Ms. Birkett and Mr. Vinecombe received perquisites for housing reimbursements in excess of $25,000 for the years ended March 31, 2011 and 2010, respectively. Mr. Vinecombe’s housing reimbursement was $33,201 in the 2010 fiscal year and Ms. Birkett’s was $35,843 in the 2011 fiscal year. This column also reflects car allowances, 401(k) matching contributions and, with respect to Mr. Vinecombe, a pension (superannuation) contribution. Superannuation payments are not enhanced or accelerated by a termination of employment or change of control.

(6)

Mr. Vinecombe became the Company’s President and Chief Executive Officer effective as of the close of business on June 15, 2010. Mr. Vinecombe served as Chief Operating Officer of the Company from May 6, 2009 to June 15, 2010. During a portion of the 2010 fiscal year, Mr. Vinecombe was employed in Australia and paid in Australian dollars. In calculating the U.S. dollar equivalent amount for disclosure purposes with respect to amounts paid in the 2010 fiscal year, the Company used a conversion rate of .8521, to convert these amounts from Australian dollars to U.S. dollars. The conversion rate for the 2010 fiscal year was based on the average exchange rate for the 12 months ended March 31, 2010 (computed using the daily rate according to the Wall Street Journal which was then averaged for the year).

(7)

Ms. Birkett, 46, was promoted to Vice President Finance and Chief Financial and Accounting Officer in July 2010. Ms. Birkett served as Vice President Corporate Controller of Multi-Color from February 2010 to July 2010, and as Vice President Finance of the International Business Unit of Multi-Color from February 2008 until February 2010.

From 2003 to 2008, she served as Chief Financial Officer of Collotype International Holdings Pty Ltd, a privately-held Australian wine label manufacturer.

Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based awards made to the Company’s named executive officers for the 2012 fiscal year.

Name	Grant Date	Restricted Stock Awards: Number of Securities	Grant Date Fair Value	Options Granted; No. of Securities(1)	Exercise Price of Option Awards per Share	Grant Date Fair Value(2)

Nigel A. Vinecombe	5/12/2011	--	--	10,000	$23.35	$109,100

Sharon E. Birkett	5/12/2011	--	--	5,000	$23.35	$54,550

(1)

This column shows the options granted in the 2012 fiscal year to named executive officers pursuant to the 2003 Stock Incentive Plan. These options vest in five equal annual installments commencing on the first anniversary of the date of grant.

(2)

Represents the fair value of the option on the date of grant computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions with respect to the grants, please refer to note 15 of the Company’s financial statements included in the Annual Report on Form 10-K for the year ended March 31, 2012 filed with the SEC.

Outstanding Equity Awards

The following table provides information concerning the holdings of stock options and restricted shares by the named executive officers as of March 31, 2012. This table includes options which are vested but have not been exercised and unvested options. All unvested options vest in 20% installments annually for five years commencing on the first anniversary of the date of grant.

Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price		Option Expiration Date	Number of Unvested Restricted Shares	Market Value of Unvested Restricted Shares

Nigel A. Vinecombe	9/21/2009 5/12/2011	12,000 --	18,000 10,000	$ $	16.00 23.35	9/21/2019 5/12/2021	-- --	-- --

Sharon E. Birkett	2/29/2008 5/06/2009 5/05/2010 8/11/2010 5/12/2011	2,000 1,000 700 2,000 --	500 1,500 2,800 8,000 5,000	$ $ $ $ $	21.62 11.42 12.31 13.31 23.35	2/29/2018 5/06/2019 5/05/2020 8/11/2020 5/12/2021	-- -- -- -- --	-- -- -- -- --

Option Exercises and Vesting of Restricted Shares

None of the Company’s named executive officers exercised any stock options during the fiscal year ended March 31, 2012. The Company’s named executive officers were not granted any restricted shares during the fiscal year ended March 31, 2012.

Potential Payments Upon Termination or Change in Control

The following table shows potential payments to the named executive officers under existing contracts, plans or arrangements, for various scenarios involving a change in control or termination of employment, assuming a March 31, 2012 termination date. The named executive officers would receive no payments upon termination for cause. Ms. Birkett’s severance payments are described in note (4) to the table.

Name	Severance	Bonus	Acceleration of Unvested Stock Options	Acceleration of Restricted Stock	Benefits	Total

Nigel A. Vinecombe

Termination by Company without Cause or by Executive for Good Reason (1)	$500,000	$187,500	$185,000	--	$5,740	$878,240

Non-renewal of employment agreement or Executive terminates without Good Reason but through a retirement plan acceptable to Company (2)	--	--	$185,000	--	--	$185,000

Death or Disability (3)	--	$187,500	$185,000	--	--	$372,500

(1)

An amount equal to the sum of annual base salary and projected bonus, accelerated vesting of stock options except as prohibited in the applicable plan, and provision of benefits under the Company’s welfare plans and programs for at least a one-year period. The amount shown in the bonus column is based on a projected bonus of 75% of annual salary averaged with the last four bonus amounts. The company would also provide reasonable outplacement services for one year.

(2)	Accelerated vesting of stock options.

(3)

Projected bonus and accelerated vesting of stock options except as prohibited in the applicable plan. The amount shown in the bonus column is based on a projected bonus of 75% of annual salary averaged with the last four bonus amounts.

(4)

As provided in the compensatory arrangements with Ms. Birkett, in the event of her involuntary termination by the Company, the Company would repatriate Ms. Birkett and her family back to their point of origin.

Director Compensation

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In determining the compensation for the directors, the Company considers the abilities required as well as the amount of time the directors expend fulfilling their duties to the Company.

Annual Retainers and Meeting Fees

Each non-employee director receives a retainer of $6,250 per quarter, $1,800 for each Board, Audit Committee or Nominating Committee meeting attended in person, $1,100 for each Compensation Committee meeting attended in person and $500 for each telephonic Board meeting and committee meeting. Additional annual fees are paid to the Chair of the Nominating Committee, the Chair of the Compensation Committee, the Chair of the Audit Committee and the Chairman of the Board in the amount of $5,000, $5,000, $7,500 and $10,000, respectively. Directors who are employees of the Company do not receive any additional compensation for serving as a director.

Annual Equity Grant

Pursuant to the 2006 Director Equity Compensation Plan, each non-employee director receives an annual grant of restricted shares. Each non-employee director was granted 2,349 restricted shares of Multi-Color’s Common Stock on October 1, 2011. The restricted shares vest ratably over three years. The number of restricted shares granted to each non-employee director annually is the number of shares with an aggregate fair market value equal to $50,000 at the time of grant. The Compensation Committee could exercise its discretion in the future to grant non-qualified stock options (with a fair value equal to $50,000) to non-employee directors in lieu of restricted shares, or to grant a combination of stock options and restricted shares (with an aggregate fair value equal to $50,000). In addition, the Compensation Committee has the authority to increase the grant amount annually by no more than 10% of the amount of the previous year’s award; provided, however, that the fair value of the annual grant may not exceed $100,000. The Compensation Committee approved, subject to shareholder approval of the Multi-Color Corporation 2012 Stock Incentive Plan, increases in annual equity awards as contemplated by the 2012 Plan.

Director Summary Compensation Table

The table below summarizes compensation paid by the Company to non-employee directors for the year ended March 31, 2012.

Name (1)	Fees Earned or Paid in Cash	Stock Awards (2)	Total

Ari J. Benacerraf	$17,100	$0	$17,100

Robert R. Buck	$37,100	$50,000	$87,100

Charles B. Connolly	$32,650	$50,000	$82,650

Lorrence T. Kellar	$44,400	$50,000	$94,400

Roger A. Keller	$36,400	$50,000	$86,400

Thomas M. Mohr	$35,600	$50,000	$85,600

Lee A. Wright	$17,100	$0	$17,100

(1)

Nigel A. Vinecombe, President and Chief Executive Officer, is not included in this table because he is an employee of the Company and received no additional compensation for his services as a director. Simon T. Roberts is not included in this table because he did not become a director until the close of business on April 25, 2012.

(2)	This column represents the fair market value on the date of grant of restricted stock grants computed in accordance with FASB ASC Topic 718.

Equity Compensation Plan Information

The following table provides information regarding shares outstanding and available for issuance under the Company’s existing stock option plans as of March 31, 2012:

	(A)	(B)	(C)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)

Equity compensation plans approved by security holders	958,000	$16.83	466,000

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Of the total securities remaining available for issuance as of March 31, 2012, 229,000 shares are reserved for issuance to the Company’s Board of Directors and 237,000 shares are reserved for issuance to the Company’s employees.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires Multi-Color’s executive officers, directors and persons who own more than 10% of a registered class of Multi-Color’s equity securities to file reports of ownership and changes in ownership. Based on a review of such forms, Multi-Color believes that during the last fiscal year all of its executive officers, directors and ten percent shareholders complied with the Section  16 reporting requirements.

PROPOSALS OF SHAREHOLDERS FOR 2013 ANNUAL MEETING

In order for a shareholder proposal to be included in Multi-Color’s proxy statement for presentation at next year’s annual meeting, it must be received in writing, by the Secretary of Multi-Color at its principal executive offices, 4053 Clough Woods Drive, Batavia, Ohio 45103, no later than February 26, 2013. For any proposal not submitted for inclusion in the proxy statement, but sought to be presented directly at next year’s meeting, SEC rules permit management to vote proxies in its discretion if Multi-Color: (1) receives notice of the proposal by May 12, 2013 and advises shareholders in the proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to May 12, 2013. If there is a change in the anticipated date of next year’s annual meeting (or this deadline) by more than 30 days, we will notify you of this change through our Form 10-Q filings or by any other practicable means.

Shareholders may submit proposed nominees for director to the Nominating Committee for consideration. See “Corporate Governance and Board Matters – Director Nomination Process.”

ANNUAL REPORT

Our Notice of Internet Availability of Proxy Materials includes instructions for viewing our Annual Report on Form 10-K for the year ended March 31, 2012 on the Internet or requesting a paper copy.

QUESTIONS

If you have questions or need more information about the annual meeting, call us at (513) 381-1480 or write to:

Sharon E. Birkett

Vice President Finance, Chief Financial and Accounting Officer and Secretary

Multi-Color Corporation

4053 Clough Woods Drive

Batavia, Ohio 45103

For information about your record holdings, please call Computershare Investor Services at 1-888-294-8217. We also invite you to visit Multi-Color’s website at www.mcclabel.com. Information contained on this website is not part of this proxy solicitation.

ANNEX A

MULTI-COLOR CORPORATION 2012 STOCK INCENTIVE PLAN

1. Purposes	A-3

2. Definitions	A-3

3. Administration of the Plan	A-6

(a) Authority of Committee	A-6

(b) Binding Authority	A-7

(c) Delegation of Authority	A-8

4. Eligibility	A-8

5. Common Shares Subject to the Plan	A-8

(a) Authorized Number of Common Shares	A-8

(b) Share Counting	A-8

(c) Award Limitations	A-9

(d) Shares to be Delivered	A-9

6. Awards to Participants	A-9

(a) Stock Options	A-9

(b) Stock Appreciation Rights	A-11

(c) Restricted Shares and Restricted Share Units	A-12

(d) Performance-Based Exception	A-14

(e) Unrestricted Share Awards	A-15

7. Deferred Payment	A-15

8. Dilution and Other Adjustments	A-15

9. Change in Control	A-15

10. Termination	A-15

(a) Termination by Death, Disability, or Retirement	A-15

(b) Termination for Cause	A-16

(c) Other Terminations	A-16

(d) Limitation for ISOs	A-16

(e) Transfers and Leaves of Absence	A-16

11. Recoupment or Recovery Policy	A-17

12. Miscellaneous Provisions	A-17

(a) Rights as a Shareholder	A-17

(b) No Loans	A-17

(c) Assignment or Transfer	A-17

(d) Withholding Taxes	A-17

(e) No Rights to Awards	A-18

(f) Beneficiary Designation	A-18

(g) Fractional Shares	A-18

(h) Unfunded Plan	A-18

(i) Severability	A-18

(j) Limitation of Liability	A-18

(k) Successors	A-18

(l) Code Section 409A Compliance	A-18

13. Effective Date, Amendments, Governing Law and Plan Termination	A-19

(a) Effective Date	A-19

(b) Amendments	A-19

(c) Governing Law	A-19

(d) Plan Termination	A-19

MULTI-COLOR CORPORATION

2012 STOCK INCENTIVE PLAN

1.	PURPOSES

The purposes of the Plan are to provide long-term incentives to those persons with significant responsibility for the success and growth of the Company, to align the interests of such persons with those of the Company’s shareholders, to assist the Company in recruiting, retaining and motivating employees and directors on a competitive basis and to link compensation to performance.

2.	DEFINITIONS

For purposes of the Plan, the following capitalized terms shall have the meanings specified below:

(a) “Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act.

(b) “Award” means a grant of Stock Options, Stock Appreciation Rights, Restricted Shares or Restricted Share Units, or any or all of them, to a Participant.

(c) “Award Agreement” means an agreement, either in written or electronic format, between the Company and a Participant setting forth the terms and conditions of an Award granted to the Participant.

(d) “Award Value” shall mean $65,000, subject to adjustment in Section 6(c).

(e) “Beneficial Owner” has the meaning given in Rule 13d-3 under the Exchange Act.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” means with respect to any Participant, unless otherwise provided in the applicable Award Agreement, (i) the Participant’s conviction or misappropriation of money or other property or conviction of a felony, or a guilty plea or plea of nolo contendere by Participant with respect to a felony, (ii) conduct by the Participant that is in competition with the Company, conduct by a Participant that breaches the Participant’s duty of loyalty to the Company or a Participant’s willful misconduct, any of which materially injures the Company, (iii) a willful and material breach by the Participant of his or her obligations under any agreement entered into between the Participant and the Company that materially injures the Company, or (iv) the Participant’s failure to substantially perform his or her duties with the Company (other than by reason of the Participant’s Disability). For Participants subject to Section 16 of the Exchange Act, the determination of whether any conduct, action or failure to act constitutes “Cause” shall be made by the Committee in its sole discretion.

(h) “Change in Control” means the occurrence of any of the following events:

(i) Any Person (including a “group” as defined in Section 14(d) of the Exchange Act) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 25% of the combined voting power of the Company’s then-outstanding securities; provided, however, that no Change of Control shall be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company;

(ii) During any consecutive 12 month period, individuals who at the beginning of such 12 month period constitute the Board and any new director whose election to the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority of the Board;

(iii) A reorganization, merger or consolidation of the Company in each case, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the Beneficial Owners of the Company’s outstanding voting securities immediately prior thereto beneficially own, directly or indirectly, more than 80% of the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership immediately prior to such reorganization, merger or consolidation of the outstanding voting securities of the Company; or

(iv) A liquidation, dissolution, sale or other disposition of all or substantially all of the assets of the Company (other than in a transaction in which all or substantially all of the individuals and entities who were the Beneficial Owners of the Company’s outstanding voting securities immediately prior to such sale or other disposition beneficially own, directly or indirectly, substantially all of the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors of the acquiror of such assets (either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such sale or other disposition).

(i) “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations or guidance promulgated thereunder. Any reference to the Code or a section thereof shall also refer to any successor Code or section.

(j) “Committee” means a committee appointed by the Board consisting of at least three members of the Board, all meeting the definitions of “outside director” set forth in Code Section 162(m), “independent director” set forth in The Nasdaq Stock Market rules, and “non-employee director” set forth in Rule 16b-3 of the Exchange Act, or any successor definitions adopted for a similar purpose by the Internal Revenue Service, any national securities exchange on which the Common Shares are listed or the Securities and Exchange Commission.

(k) “Common Share” or “Common Shares” means one or more of the common shares, without par value, of the Company.

(l) “Company” means Multi-Color Corporation, a corporation organized under the laws of the State of Ohio, its subsidiaries, divisions and affiliated businesses.

(m) “Date of Grant” means the date on which the Committee authorizes the grant of an Award or such later date as may be specified by the Committee in such authorization.

(n) “Disability” means a Participant’s physical or mental incapacity resulting from personal injury, disease, illness or other condition which (i) prevents him or her from performing his or her duties for the Company, as determined by the Committee or its designee, or (ii) results in his or her termination of employment or service with the Company. The Committee may substitute a different definition for the term “Disability” in its discretion as it deems appropriate.

(o) “Effective Date” has the meaning set forth in Section 13(a).

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any rules, regulations, schedules or guidance promulgated thereunder. Any reference to the Exchange Act or a section thereof shall also refer to any successor Exchange Act or section.

(q) “Exercise Price” means the purchase price of a Common Share covered by a Stock Option or SAR, as applicable.

(r) “Fair Market Value” on any date means the closing price of the Common Shares as reported on The Nasdaq Stock Market or, if applicable, any other national securities exchange on which the Common Shares are principally traded, or, if there were no sales of Common Shares on such date, then on the immediately preceding date on which there were any sales of Common Shares. If the Common Shares cease to be traded on a national securities exchange, the Fair Market Value shall be determined pursuant to a reasonable valuation method prescribed by the Committee. In the case of an ISO (or Tandem SAR), Fair Market Value shall be determined by the Committee in accordance with Code Section 422. For Awards intended to be exempt from Code Section 409A, Fair Market Value shall be determined by the Committee in accordance with Code Section 409A.

(s) “Full-Value Award” means Restricted Shares, Restricted Share Units or unrestricted Common Shares.

(t) “ISO” means an Incentive Stock Option satisfying the requirements of Code Section 422 and designated as an ISO by the Committee.

(u) “Non-Employee Director” means a member of the Board who is not an employee of the Company.

(v) “NQSO” means a non-qualified Stock Option that does not satisfy the requirements of Code Section 422 or that is not designated as an ISO by the Committee.

(w) “Participant” means a person eligible to receive an Award under the Plan, as set forth in Section 4, and designated by the Committee to receive an Award subject to the conditions set forth in the Plan and any Award Agreement.

(x) “Performance-Based Exception” means the performance-based exception to the deductibility limitations of Code Section 162(m), as set forth in Code Section 162(m)(4)(C).

(y) “Performance Goals” means the goals established by the Committee, as described in Section 6(d)(ii).

(z) “Performance Measures” means the criteria set out in Section 6(d)(iii) that may be used by the Committee as the basis for a Performance Goal.

(aa) “Performance Period” means the period established by the Committee during which the achievement of Performance Goals is assessed in order to determine whether and to what extent an Award that is conditioned on attaining Performance Goals has been earned.

(bb) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Company securities.

(cc) “Plan” means the Multi-Color Corporation 2012 Stock Incentive Plan, as amended and restated from time to time.

(dd) “Prior Plan” means the Multi-Color Corporation 2003 Stock Incentive Plan, as it may have been amended and/or restated.

(ee) “Restricted Shares” means Common Shares that are subject to restrictions, as described in Section 6(c).

(ff) “Restricted Share Units” means a right, as described in Section 6(c), denominated in Common Shares to receive an amount, payable in either cash, Common Shares, Restricted Shares, or a combination thereof, equal to the value of a specified number of Common Shares.

(gg) “Restriction Period” means, with respect to any Full-Value Award, the period during which any risk of forfeiture or other restrictions set by the Committee, including performance restrictions, remain in effect until such time as they have lapsed under the terms and conditions of the Full-Value Award or as otherwise determined by the Committee, including the Performance Period for Full-Value Awards intended to qualify for the Performance-Based Exception.

(hh) “Retirement” means, with respect to employees of the Company, retirement with the Company at or after age 55 and, with respect to Non-Employee Directors of the Company, retirement at the earlier of (i) at or after age 75 or (ii) at or after ten years of service.

(ii) “Securities Act” means the Securities Act of 1933, as amended, and any rules, regulations, schedules or guidance promulgated thereunder. Any reference to the Securities Act or a section thereof shall also refer to any successor Securities Act or section.

(jj) “Stock Appreciation Right” or “SAR” means the right, as described in Section 6(b), to receive a payment equal to the excess of the Fair Market Value of a Common Share on the date the SAR is exercised over the Exercise Price established for that SAR at the time of grant, multiplied by the number of Common Shares with respect to which the SAR is exercised.

(kk) “Stock Option” means the right, as described in Section 6(a), to purchase Common Shares at a specified price for a specified period of time. Stock Options include ISOs and NQSOs.

(ll) “Tandem SAR” means a SAR granted in tandem with a Stock Option.

3.	ADMINISTRATION OF THE PLAN

(a) Authority of Committee. The Plan shall be administered by the Committee. Unless otherwise determined by the Board, the Compensation Committee of the Board shall serve as the

Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include the sole and exclusive authority to (within the limitations described in the Plan):

(i) select Participants to be granted Awards under the Plan and grant Awards pursuant to the terms of the Plan;

(ii) determine the type, size and terms of the Awards to be granted to each Participant;

(iii) determine the time when Awards are to be granted and any conditions that must be satisfied before an Award is granted;

(iv) establish objectives and conditions for earning an Award;

(v) determine all other terms and conditions, not inconsistent with the terms of the Plan and any operative employment or other agreement, of any Award granted under the Plan, and determine the appropriate Award Agreement evidencing the Award;

(vi) determine whether the terms, conditions, and objectives for earning an Award have been met, including, without limitation, any such determination or certification, as the case may be, required for compliance with Code Section 162(m);

(vii) modify or waive the terms and conditions of Awards granted under the Plan, not inconsistent with the terms of the Plan and any operative employment or other agreement, accelerate the vesting, exercise or payment of an Award or cancel or suspend an Award;

(viii) determine whether the amount or payment of an Award should be reduced or eliminated, and determine if, when and under what conditions payment of all or any part of any Award may be deferred;

(ix) determine the guidelines and/or procedures for the payment or exercise of Awards;

(x) determine whether an Award should qualify, regardless of its amount, as deductible in its entirety for federal income tax purposes, including whether any Awards granted to an employee should qualify for the Performance-Based Exception;

(xi) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan;

(xii) construe, interpret, administer and implement the Plan, any Award Agreements or related documents and correct any defect, supply an omission or reconcile any inconsistency in or between the Plan, any Award Agreement or related documents; and

(xiii) make factual determinations with respect to the Plan and any Awards and otherwise supervise the administration of the Plan.

(b) Binding Authority. The Committee’s interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it under the Plan,

shall be conclusive and binding on all parties, including the Company, its shareholders and all Participants.

(c) Delegation of Authority. To the extent not prohibited by law or the rules of the national securities exchange on which the Company’s Common Shares are listed, the Committee may allocate its authority hereunder to one or more of its members or delegate its authority hereunder to one or more Non-Employee Directors or one or more officers of the Company, except that no such allocation or delegation shall be permitted with respect to Awards intended to qualify for the Performance-Based Exception, and may grant authority to employees of the Company to execute documents on behalf of the Committee or to otherwise assist in the administration and operation of the Plan. When the Committee delegates its authority hereunder to one or more officers of the Company, it shall specify the total number of Awards that the officer or officers may award and the terms on which any Awards may be issued, offered or sold. In no event shall the Committee authorize any officer to designate such officer as a recipient of any Awards.

4.	ELIGIBILITY

Subject to the terms and conditions of the Plan, the Committee may select, from all eligible persons, Participants to whom Awards shall be granted under the Plan and shall determine the nature and amount of each Award. Eligible persons include any of the following individuals: (i) any officer or key employee of the Company, and (ii) any Non-Employee Director. All Awards shall be evidenced by an Award Agreement, and Awards may be conditioned upon the Participant’s execution of an Award Agreement.

5.	COMMON SHARES SUBJECT TO THE PLAN

(a) Authorized Number of Common Shares. Unless otherwise authorized by the Company’s shareholders and subject to this Section 5 and Section 8, the maximum aggregate number of Common Shares available for issuance under the Plan is 1,250,000, plus (i) the number of Common Shares that, on the Effective Date, are available to be granted under the Prior Plan but which are not then subject to outstanding awards under the Prior Plan, and (ii) the number of Common Shares subject to outstanding awards under the Prior Plan as of the Effective Date which thereafter are forfeited, settled in cash or cancelled or expire. Upon the Effective Date, the Prior Plan will terminate; provided that all outstanding awards under the Prior Plan as of the Effective Date shall remain outstanding and shall be administered and settled in accordance with the provisions of the Prior Plan, as applicable.

(i) The maximum number of Common Shares available for grant with respect to Full-Value Awards is 500,000.

(ii) The maximum number of Common Shares available for issuance with respect to ISOs is 1,250,000.

(b) Share Counting. The following rules shall apply in determining the number of Common Shares available for grant under the Plan:

(i) Common Shares subject to any Award shall be counted against the maximum share limitation as one Common Share for every Common Share subject thereto.

(ii) To the extent that any Award is forfeited, cancelled, settled in cash, returned to the Company for failure to satisfy vesting requirements or other conditions of the

Award or otherwise terminates without an issuance of Common Shares being made, the maximum share limitation shall be credited with one Common Share for each Common Share subject to such Award, and such number of credited Common Shares may again be made subject to Awards under the Plan.

(iii) Any Common Shares tendered by a Participant or withheld as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award or repurchased by the Company with Stock Option proceeds shall not be added back to the number of Common Shares available for issuance under the Plan. Upon exercise of a SAR, the number of Common Shares subject to the Award that are being exercised shall be counted against the maximum aggregate number of Common Shares that may be issued under the Plan on the basis of one Common Share for every Common Share subject thereto, regardless of the actual number of Common Shares used to settle the SAR upon exercise.

(iv) Any Common Shares underlying Awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction shall not, unless required by law or regulation, count against the reserve of available Common Shares under the Plan.

(c) Award Limitations. Subject to the adjustment provisions of Section 8, the following limits shall apply with respect to Awards intended to quality for the Performance-Based Exception:

(i) The maximum aggregate number of Common Shares that may be subject to Stock Options or SARs granted in any calendar year to any one Participant shall be 300,000 Common Shares.

(ii) The maximum aggregate number of Common Shares that may be subject to Full-Value Awards granted in any calendar year to any one Participant shall be 100,000 Common Shares.

(d) Shares to be Delivered. Common Shares to be delivered by the Company under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

6.	AWARDS TO PARTICIPANTS

(a) Stock Options.

(i) Grants. Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants, in such number and upon such terms and conditions as the Committee determines, and may consist of ISOs or NQSOs. Stock options may be granted alone or with Tandem SARs. With respect to Stock Options granted with Tandem SARs, the exercise of either such Stock Options or Tandem SARs will result in the simultaneous cancellation of the same number of Stock Options or Tandem SARs, as the case may be.

(ii) Exercise Price. The Exercise Price shall be equal to or, at the Committee’s discretion, greater than the Fair Market Value on the date the Stock Option is granted, unless the Stock Option was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction, in which case the assumption or substitution shall be accomplished in a manner that permits the Stock Option to be exempt from Code Section 409A.

(iii) Term. The term of Stock Options shall be determined by the Committee in its sole discretion, but in no event shall the term exceed ten years from the Date of Grant.

(iv) ISO Limits. ISOs may be granted only to Participants who are employees of the Company (or of any parent or subsidiary corporation within the meaning of Code Section 424) on the Date of Grant, and may only be granted to an employee who, at the time the Stock Option is granted, does not own more than ten percent of the total combined voting power of all classes of stock of the Company (or of any parent or subsidiary corporation within the meaning of Code Section 424), unless (A) the Exercise Price is at least 110% percent of the Fair Market Value on the Date of Grant, and (B) the ISO is not exercisable after five years from the Date of Grant. The aggregate Fair Market Value of all Common Shares, determined at the time the ISOs are granted, with respect to which ISOs are exercisable by a Participant for the first time during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code. If such Fair Market Value exceeds the $100,000 limit, the ISOs exceeding the limit shall be treated as NQSOs, taking the Stock Options in the order each was granted. The terms of all ISOs shall be consistent with and contain or be deemed to contain all provisions required to qualify as an “incentive stock option” under Code Section 422.

(v) No Repricing. Subject to the adjustment provisions of Section 8, without the approval of the Company’s shareholders, (A) the Exercise Price for any outstanding Stock Option may not be decreased after the Date of Grant, (B) no outstanding Stock Option may be surrendered to the Company as consideration for the grant of a new Stock Option with a lower Exercise Price, and (C) no other modifications to any outstanding Stock Option may be made that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the national securities exchange on which the Common Shares are listed.

(vi) Form of Payment. Vested Stock Options may be exercised in whole or in part, and the Exercise Price shall be paid to the Company at the time of exercise, subject to any applicable rules or regulations adopted by the Committee:

(A)	to the extent permitted by applicable law, pursuant to cashless exercise procedures that are approved by the Committee;

(B)

through the tender of unrestricted Common Shares owned by the Participant (or by delivering a certification or attestation of ownership of such Common Shares) valued at their Fair Market Value on the date of exercise;

(C)	in cash or its equivalent; or

(D)	by any combination of (A), (B), and (C) above.

(vii) No Dividends or Shareholder Rights. No dividends or dividend equivalents may be paid on Stock Options. Except as otherwise provided herein, a Participant shall have no rights as a holder of Common Shares covered by a Stock Option unless and until such Common Shares have been registered to the Participant as the owner.

(viii) Terms and Conditions of Non-Qualified Options Eligible for Grant to Non-Employee Directors. In the event and to the extent that the Board of Directors so determines, Non-Employee Directors shall be eligible to receive grants of NQSOs for Common Shares, in such number as may be determined by the Board of Directors from time to time, upon appointment or election and/or immediately after each subsequent annual meeting of shareholders if such person is serving as a Non-Employee Director at such time either by virtue of being re-elected or serving a term in excess of one year. All grants shall be made on the date of the event giving rise to the NQSO and shall have an Exercise Price of Fair Market Value on such date. Such grants shall vest in three equal annual installments beginning on the first anniversary of such date and each anniversary thereafter or at such other time(s) as the Board or the Committee shall have otherwise determined.

(A)	Any and all NQSOs granted to Non-Employee Directors shall be exercisable in the manner provided in Section (a) for a term of ten years.

(B)

Any and all NQSOs granted to Non-Employee Directors shall be transferable as provided in Section (c) and shall terminate in accordance with Section (a), except that the timing provisions of Subsections (a) and (c) may not be varied by Committee determination.

(C)

Notwithstanding anything contained herein to the contrary, if at any time a Non-Employee Director holder of a NQSO granted under the Plan becomes an employee, officer or director of or a consultant to an entity which the Committee determines is a competitor of the Company, such NQSO shall automatically terminate as of the date such conflicting relationship was established.

(b) Stock Appreciation Rights.

(i) Grants. Subject to the terms and provisions of the Plan, SARs may be granted to Participants, in such number and upon such terms and conditions as the Committee determines, and may be granted alone or as Tandem SARs. With respect to Tandem SARs, the exercise of either such Stock Options or SARs will result in the simultaneous cancellation of the same number of Tandem SARs or Stock Options, as the case may be.

(ii) Exercise Price. The Exercise Price shall be equal to or, at the Committee’s discretion, greater than Fair Market Value on the date the SAR is granted, unless the SAR was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company, in which case the assumption or substitution shall be accomplished in a manner that permits the SAR to be exempt from Code Section 409A.

(iii) Term. The term of a SAR shall be determined by the Committee in its sole discretion, but in no event shall the term exceed ten years from the Date of Grant; provided that, each SAR granted in tandem with a Stock Option shall terminate upon the termination or exercise of the related Stock Option.

(iv) No Repricing. Subject to the adjustment provisions of Section 8, without the approval of the Company’s shareholders, (A) the Exercise Price for any outstanding SAR may not be decreased after the Date of Grant, (B) no outstanding SAR may be surrendered to the Company as consideration for the grant of a new SAR with a lower Exercise Price, and (C) no other modifications to any outstanding SAR may be made that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the national securities exchange on which the Common Shares are listed.

(v) Form of Payment. Vested SARs may be exercised in whole or in part, and the Committee may authorize payment of a SAR in the form of cash, Common Shares valued at its Fair Market Value on the date of the exercise or a combination thereof, or by any other method as the Committee may determine.

(vi) Tandem SARs. Tandem SARs may be exercised for all or part of the Common Shares subject to the related Stock Option upon the surrender of the right to exercise the equivalent portion of the related Stock Option. A Tandem SAR may be exercised only with respect to the Common Shares for which its related Stock Option is then exercisable. Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (A) the Tandem SAR will expire no later than the expiration of the underlying ISO; (B) the value of the payout with respect to the Tandem SAR may be for no more than 100% of the excess of the Fair Market Value of the Common Shares subject to the underlying ISO at the time the Tandem SAR is exercised over the Exercise Price of the underlying ISO; and (C) the Tandem SAR may be exercised only when the Fair Market Value of the Common Shares subject to the ISO exceeds the Exercise Price of the ISO.

(vii) No Dividends or Shareholder Rights. No dividends or dividend equivalents may be paid on SARs. Except as otherwise provided herein, a Participant shall have no rights as a holder of Common Shares covered by a SAR unless and until such Common Shares have been registered to the Participant as the owner.

(c) Restricted Shares and Restricted Share Units.

(i) Grants. Subject to the terms and provisions of the Plan, Restricted Shares and Restricted Share Units may be granted to Participants in such number and upon such terms and conditions as the Committee determines. Restricted Shares will be registered in the name of the Participant and deposited with the Company or its agent in certificated or book-entry form. The Committee shall grant Restricted Shares to each Non-Employee Director annually with the first such grant to be effective on the Effective Date. The number of Restricted Shares granted to each Non-Employee Director each year shall be the number of Common Shares equal to the Award Value divided by the Fair Market Value of a Common Share on the date of grant. Notwithstanding the foregoing, the Committee may grant Stock Options in lieu of or in addition to Restricted Shares. The Committee shall have the authority to increase the Award Value annually by an amount not to exceed 10% of the Award Value for the previous year; provided, however, that the Award Value may not exceed $100,000 for any year. Unless otherwise determined by the Committee, the restrictions on transfer with respect to Restricted Shares granted to Non-Employee Directors shall lapse as follows: (i) on the first anniversary of the date of grant with respect to one-third of the Restricted Shares; (ii) on the second anniversary of the date of grant with respect to an additional one-third of the Restricted Shares; and (iii) and on the third anniversary of the date of grant with respect to the remaining one-third of the Restricted Shares.

(ii) Restrictions. Restricted Shares or Restricted Share Units may be granted at no cost or at a purchase price determined by the Committee, which may be less than the Fair Market Value, but subject to such terms and conditions as the Committee determines, including, without limitation: forfeiture conditions, transfer restrictions, restrictions based upon the achievement of specific performance goals (Company-wide, divisional and/or individual), which may be based on one or more Performance Measures, time-based restrictions on vesting and/or restrictions under applicable federal or state securities laws. Subject to Sections 9 and 10, for Awards to employees, no Restricted Shares or Restricted Share Units conditioned upon the achievement of performance shall be based on a Restriction Period of less than one year, and, except as may be determined by the Committee, any Restriction Period based solely on continued employment or service (time-based) shall be for a minimum of three years, subject to (A) pro rata or graded vesting prior to the expiration of such time-based Restriction Period, and (B) acceleration due to the Participant’s death, Disability or Retirement, in each case as specified in the applicable Award Agreement; provided that the Restriction Period applicable to the first vesting date of an Award subject to pro rata or graded vesting (as referenced in (A) above) may be for less than one year, provided the first vesting date is no earlier than the fiscal year-end date of the fiscal year during which the Award was granted. To the extent the Restricted Shares or Restricted Share Units are intended to qualify for the Performance-Based Exception, except as may be determined by the Committee, the applicable restrictions shall be based on the achievement of Performance Goals over a Performance Period, as described in Section 6(d).

(iii) Transfer Restrictions. Unless otherwise provided in the applicable Award Agreement, during the Restriction Period, Restricted Shares and Restricted Share Units may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. In order to enforce the limitations imposed upon the Restricted Shares, the Committee may (A) cause a legend or legends to be placed on any certificates evidencing such Restricted Shares, and/or (B) cause “stop transfer” instructions to be issued, as it deems necessary or appropriate.

(iv) Dividends and Voting Rights. Unless otherwise determined by the Committee, during the Restriction Period, Participants who hold Restricted Shares shall have the right to receive dividends in cash or other property or other distribution or rights in respect of the Restricted Shares and shall have the right to vote the Restricted Shares as the record owners; provided that, unless otherwise determined by the Committee, any dividends or other property payable to a Participant during the Restriction Period shall be distributed to the Participant only if and when the restrictions imposed on the applicable Restricted Shares lapse. Unless otherwise determined by the Committee, during the Restriction Period, Participants who hold Restricted Share Units shall be credited with dividend equivalents in respect of such Restricted Share Units; provided that, unless otherwise determined by the Committee, such dividend equivalents shall be distributed (without interest) to the Participant only if and when the restrictions imposed on the applicable Restricted Share Units lapse. Participants shall have no other rights as a shareholder with respect to Restricted Share Units unless otherwise determined by the Committee. Notwithstanding the forgoing, no Restricted Shares or Restricted Share Units conditioned upon the achievement of performance shall provide the Participant with dividend or shareholder rights unless otherwise determined by the Committee; provided that an Award Agreement may provide for payment (in money or shares) equal to the dividends paid on the number of Common Shares payable upon vesting of such Restricted Shares or Restricted Share Units or at any time prior thereto.

(v) Payment of Restricted Share Units. Restricted Share Units that become payable in accordance with their terms and conditions shall be settled in cash, Common Shares, Restricted Shares, or a combination thereof, as determined by the Committee.

(vi) Ownership. Restricted Shares shall be registered in the name of the Participant on the books and records of the Company or its designee (or by one or more physical certificates if physical certificates are issued) subject to the applicable restrictions imposed by the Plan. At the end of the Restriction Period that applies to Restricted Shares, the number of shares to which the Participant is entitled shall be delivered to the Participant free and clear of the restrictions, either in certificated or book-entry form. No Common Shares shall be registered in the name of the Participant with respect to Restricted Share Units, and Participants shall have no ownership interest in the Common Shares to which the Restricted Share Units relate, unless and until payment is made in Common Shares.

(vii) Forfeiture. If a Participant who holds Restricted Shares or Restricted Share Units fails to satisfy the restrictions, terms or conditions applicable to the Award, except as otherwise determined by the Committee, or if such Participant’s service as a Non-Employee Director of the Company terminates prior to the expiration of the applicable Restriction Period, the Participant shall forfeit the Restricted Shares or Restricted Share Units. The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse; however, to the extent the Restricted Shares or Restricted Share Units are intended to qualify for the Performance-Based Exception, the provisions of Section 6(d)(iv) will apply.

(d) Performance-Based Exception.

(i) Grants. Subject to the provisions of the Plan, Full-Value Awards granted in a manner that is intended to qualify for the Performance-Based Exception shall be conditioned upon the achievement of Performance Goals as the Committee shall determine, in its sole discretion.

(ii) Performance Goals. Performance Goals shall be based on one or more Performance Measures, over a Performance Period, as to be determined by the Committee.

(iii) Performance Measures. The Performance Measure(s) may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company, and shall consist of one or more or any combination of the following criteria: cash flow, profit, revenue, stock price, market share, sales, net income, operating income, return ratios, earnings per share, earnings (which may include an add back for taxes, interest, and/or depreciation and amortization), operating earnings, profit margins, earnings per Common Share, favorable comparison to established budgets, return on shareholders’ equity, return on assets, attainment of strategic and operational initiatives, comparisons with various stock market indices, reduction in costs or a combination of such factors, personal performance measures, working capital, total assets, net assets, return on sales, return on invested capital, gross margin, costs, shareholders’ equity, shareholder return and/or productivity or productivity improvement. The Performance Goals based on these Performance Measures may be expressed in absolute terms or relative to the performance of other entities.

(iv) Treatment of Awards. With respect to any Full-Value Award that is intended to qualify for the Performance-Based Exception: (A) the Committee shall interpret the Plan and this Section 6(d) in light of Code Section 162(m), (B) the Committee shall not amend the Full-Value Award in any way that would adversely affect the treatment of the Full-Value Award under Code Section 162(m), and (C) such Full-Value Award shall not vest or be paid until the Committee shall first have certified that the Performance Goals have been achieved.

(e) Unrestricted Share Awards.

Subject to the terms and provisions of the Plan, the Committee may grant awards of unrestricted Common Shares to Participants in such number and upon such terms and conditions as the Committee determines in recognition of outstanding achievements or contributions by such Participants or otherwise. Unrestricted Common Shares issued on a bonus basis may be issued for no cash consideration.

7.	DEFERRED PAYMENT

Subject to the terms of the Plan, the Committee may determine that all or a portion of any Award to a Participant, whether it is to be paid in cash, Common Shares or a combination thereof, shall be deferred or may, in its sole discretion, approve deferral elections made by Participants. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, which terms shall comply with Code Section 409A.

8.	DILUTION AND OTHER ADJUSTMENTS

In the event of any merger, reorganization, consolidation, liquidation, recapitalization, reclassification, redesignation, stock dividend, other distribution other than ordinary cash dividends (whether in the form of cash, shares or otherwise), stock split, reverse stock split, spin off, combination, repurchase or exchange of shares or issuance of warrants or rights to purchase shares or other securities, or other change in corporate structure affecting the Common Shares, the Committee shall make such adjustments in the aggregate number and type of Common Shares which may be delivered and the individual award maximums as set forth in Section 5, the number and type of Common Shares subject to outstanding Awards and the Exercise Price or other price of Common Shares subject to outstanding Awards (provided the number of Common Shares subject to any Award shall always be a whole number), as may be and to the extent determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Such adjustment shall be conclusive and binding for all purposes of the Plan. Any such adjustment or lack of adjustment of an ISO or SAR shall be made in compliance with Code Sections 422 and 424, and no such adjustment shall be made that would cause any Award which is or becomes subject to Code Section 409A to fail to comply with the requirements of Code Section 409A or is exempt from Code Section 409A to become subject to Code Section 409A.

9.	CHANGE IN CONTROL

Notwithstanding any other provision of the Plan to the contrary, immediately upon the occurrence of a Change in Control, the following provisions of this Section 9 shall apply except to the extent an Award Agreement provides for a different treatment (in which case the Award Agreement shall govern): all outstanding Stock Options and SARs vest and become fully exercisable; and all Full-Value Awards become fully vested.

10.	TERMINATION

(a) Termination by Death, Disability, or Retirement. The terms and conditions of the Participant’s Award Agreement shall govern the extent, if at all, to which the vesting of any

Award is accelerated or forfeited due to a Participant’s death, Disability, or Retirement; provided that, for Full-Value Awards intended to qualify for the Performance-Based Exception, no vesting may occur or no distribution may be made prior to the attainment of the Performance Goals. Notwithstanding anything to the contrary, the Committee may determine, in its sole discretion, in the case of any termination of a Participant’s employment or service other than for Cause, that the restrictions on some or all of the Restricted Shares and Restricted Share Units awarded to such Participant shall immediately lapse and, to the extent the Committee deems appropriate, such shares shall thereafter be immediately transferable and nonforfeitable.

(b) Termination for Cause. If a Participant’s employment or service terminates for Cause, (i) all Stock Options and SARs (or portions thereof) which have not been exercised, whether vested or not, and (ii) all Full-Value Awards, shall immediately be forfeited upon termination, including such Awards that are subject to performance conditions (or unearned portions thereof).

(c) Other Terminations. If a Participant’s employment or service terminates, voluntarily or involuntarily, for any reason other than death, Disability, Retirement or Cause, (i) any vested portion of Stock Options or SARs held by the Participant at the time of termination may be exercised for a period of three months (or such other period as the Committee may specify at or after the time of grant) from the termination date, or until the expiration of the original term of the Stock Option or SAR, whichever period is shorter, (ii) no unvested portion of any Stock Option or SAR shall become vested, including such Awards that are subject to performance conditions (or unearned portions thereof), and (iii) all Full-Value Awards, including such Awards that are subject to performance conditions (or unearned portions thereof), shall immediately be forfeited upon termination. Notwithstanding the foregoing, the Committee shall have the authority to determine that Stock Options or SARs held by Participant who retires before attaining age 55 shall terminate on a date which is more than three months after the date such Participant’s employment terminates, provided that such termination date shall be on or before the expiration of the original term of the Stock Option or SAR.

(d) Limitation for ISOs. No ISO may be exercised more than three months following termination of employment for any reason (including Retirement) other than death or Disability, nor more than one year following termination of employment for the reason of death or Disability (as defined in Code Section 422), or such Award will no longer qualify as an ISO and shall thereafter be, and receive the tax treatment applicable to, a NQSO. For this purpose, a termination of employment is cessation of employment, under the rules applicable to ISOs, such that no employment relationship exists between the Participant and the Company.

(e) Transfers and Leaves of Absence. The transfer of a Participant within the Company shall not be deemed a termination of employment except as required by Code Sections 422 and 409A, and other applicable laws. The following leaves of absences are not deemed to be a termination of employment:

(i) if approved in writing by the Company, for military service, sickness or any other purpose approved by the Company, and the period of absence does not exceed 90 days;

(ii) if in excess of 90 days, if approved in writing by the Company, but only if the Participant’s right to reemployment is guaranteed by statute or contract and provided that the Participant returns to work within 30 days after the end of such absence; and

(iii) subject to the restrictions of Code Section 409A and to the extent that such discretion is permitted by law, if the Committee determines in its discretion that the absence is not a termination of employment.

11.	RECOUPMENT OR RECOVERY POLICY

Any Award shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recoupment or recovery policy adopted by the Company, Committee or Board, as thereafter amended, including any policy adopted to comply with the rules of any stock exchange on which the Common Shares are traded or the Securities and Exchange Commission.

12.	MISCELLANEOUS PROVISIONS

(a) Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have no rights as a shareholder with respect to Awards hereunder, unless and until the Common Shares have been registered to the Participant as the owner.

(b) No Loans. No loans from the Company to Participants shall be permitted in connection with the Plan.

(c) Assignment or Transfer. Except as otherwise provided under the Plan, no Award or any rights or interests therein shall be transferable other than by will or the laws of descent and distribution. The Committee may, in its discretion, provide that an Award (other than an ISO) is transferable without the payment of any consideration to a Participant’s family member, subject to such terms and conditions as the Committee may impose. For this purpose, “family member” has the meaning given to such term in the General Instructions to the Form S-8 registration statement under the Securities Act. All Awards shall be exercisable, during the Participant’s lifetime, only by the Participant or a person who is a permitted transferee pursuant to this Section 12(c). Once awarded, the Common Shares (other than Restricted Shares) received by Participants may be freely transferred, assigned, pledged or otherwise subjected to lien, subject to the restrictions imposed by the Securities Act, Section 16 of the Exchange Act and the Company’s Insider Trading Policy, each as amended. Notwithstanding any other provision in this Plan to the contrary, no provisions of this Plan or any Award Agreement shall restrict the ability of: (i) any Investor Directors (as defined in the Investor Rights Agreement entered into as of October 3, 2011, by and between the Company and the stockholders of the Company whose names appear on the signature pages thereof (the “Investors”)) to assign their rights or interests in any Award to an Investor or an Affiliate thereof with which such Investor Director is employed or otherwise affiliated (an “Investor Assignee”); or (ii) the Company to satisfy its obligations to Investor Directors hereunder with respect to granting Awards to which they may be entitled by entering into an Award Agreement with any such Investor Assignee.

(d) Withholding Taxes. The Company shall have the right to deduct from all Awards paid in cash to a Participant any taxes required by law to be withheld with respect to such Awards. All statutory minimum applicable withholding taxes arising with respect to Awards paid in Common Shares to a Participant shall be satisfied by the Company retaining Common Shares having a Fair Market Value on the date the tax is to be determined that is equal to the amount of such statutory minimum applicable withholding tax (rounded, if necessary, to the next lowest whole number of Common Shares); provided, however, that, subject to any restrictions or limitations that the Company deems appropriate, a Participant may elect to satisfy such statutory minimum applicable withholding tax through cash or cash proceeds.

(e) No Rights to Awards. Neither the Plan nor any action taken hereunder shall be construed as giving any person any right to be retained in the employ or service of the Company, and the Plan shall not interfere with or limit in any way the right of the Company to terminate any person’s employment or service at any time. Except as set forth herein, no employee or other person shall have any claim or right to be granted an Award under the Plan. By accepting an Award, the Participant acknowledges and agrees that (i) the Award will be exclusively governed by the Plan, including the right of the Company to amend or cancel the Plan at any time without the Company incurring liability to the Participant (except, to the extent the terms of the Award so provide, for Awards already granted under the Plan), (ii) the Participant is not entitled to future award grants under the Plan or any other plan, and (iii) the value of any Awards received shall be excluded from the calculation of termination or other severance payments or benefits.

(f) Beneficiary Designation. To the extent allowed by the Committee, each Participant under the Plan may name any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives all of such benefit. Unless the Committee determines otherwise, each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and shall be effective only when received in writing by the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

(g) Fractional Shares. Fractional Common Shares shall not be issued or transferred under an Award, but the Committee may direct that cash be paid in lieu of fractional shares or may round off fractional shares, in its discretion.

(h) Unfunded Plan. The Plan shall be unfunded and any benefits under the Plan shall represent an unsecured promise to pay by the Company. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general unsecured creditor of the Company.

(i) Severability. If any provision of the Plan is deemed illegal or invalid, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(j) Limitation of Liability. Members of the Board and the Committee and officers and employees of the Company who are their designees acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties hereunder.

(k) Successors. All obligations of the Company with respect to Awards granted under the Plan shall be binding on any successor to the Company, whether as a result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(l) Code Section 409A Compliance. Each Award granted under the Plan is intended to be either exempt from or in compliance with the requirements of Code Section 409A and any regulations or guidance that may be adopted thereunder, including any transition relief available under applicable guidance. The Plan may be amended or interpreted by the Committee as it determines appropriate in accordance with Code Section 409A and to avoid a plan failure under

Code Section 409A(a)(1). If a Participant is a “specified employee” as defined in Code Section 409A at the time of the Participant’s separation from service with the Company, then solely to the extent necessary to avoid the imposition of any additional tax under Code Section 409A, the commencement of any payments or benefits under an Award shall be deferred until the date that is six months following the Participant’s separation from service (or such other period as required to comply with Code Section 409A).

13.	EFFECTIVE DATE, AMENDMENTS, GOVERNING LAW AND PLAN TERMINATION

(a) Effective Date. The Effective Date of the Plan is the date on which the Company’s shareholders approve the Plan at a duly held shareholder meeting.

(b) Amendments.

(i) Amendment of the Plan. The Committee or the Board may at any time terminate or amend the Plan in whole or in part, but no such action shall materially and adversely affect any rights or obligations with respect to any Awards granted prior to the date of such termination or amendment without the consent of the affected Participant, except to the extent that the Committee reasonably determines that such termination or amendment is necessary or appropriate to comply with applicable law or the rules and regulations of any stock exchange on which the Common Shares are traded or to preserve any intended favorable, or avoid any unintended unfavorable, tax effects for the Company, Plan or Participants. Notwithstanding the foregoing, unless the Company’s shareholders shall have first approved the amendment, no amendment of the Plan shall be effective if the amendment would: (A) increase the maximum number of Common Shares that may be delivered under the Plan or to any one individual (except to the extent made pursuant to Section 8 hereof), (B) extend the maximum period during which Awards may be granted under the Plan, (C) add to the types of awards that can be made under the Plan, (D) modify the requirements as to eligibility for participation in the Plan, (E) permit a repricing or decrease the Exercise Price to less than the Fair Market Value on the Date of Grant of any Stock Option or SAR, except for adjustments made pursuant to Section 8, (F) materially increase benefits to Participants, including, without limitation, in excess of the limitations in Section (i) hereof, or (G) otherwise require shareholder approval pursuant to the Plan or applicable law or the rules of the principal securities exchange on which Common Shares are traded.

(ii) Amendment of Awards. The Committee may amend, prospectively or retroactively, the terms of an Award, provided that no such amendment is inconsistent with the terms of the Plan or would materially and adversely affect the rights of any Participant without his or her written consent.

(c) Governing Law. To the extent not preempted by Federal law, the Plan and all Award Agreements are construed in accordance with and governed by the laws of the State of Ohio. The Plan is not intended to be governed by the Employment Retirement Income Security Act of 1974, and shall be so construed and administered.

(d) Plan Termination. No Awards shall be made under the Plan after the tenth anniversary of the Effective Date.

ANNEX B

ARTICLE X AMENDMENTS

This Code of Regulations of the Corporation (and as it may be amended from time-to-time) may be amended or added to by the affirmative vote or the written consent of the Shareholders of record entitled to exercise a majority of the voting power on such proposal; provided, however, ~~that if an amendment or addition is adopted by written consent without a meeting of the Shareholders, it shall be the duty of the Secretary to enter the amendment or addition in the records of the Corporation, and to mail a copy of such amendment or addition to each Shareholder of record who would be entitled to vote thereon and did not participate in the adoption thereof~~ this Code of Regulations may also be amended, restated or modified, without a vote of the Shareholders, by the affirmative vote of a majority of the Directors to the extent permitted by Ohio law at the time of such amendment, restatement or modification.

B-1

MULTI-COLOR CORPORATION

Vote by Internet
• Go to www.envisionreports.com/LABL • Or scan the QR code with your smartphone • Follow the steps outlined on the secured website

Important Notice Regarding the Availability of Proxy Materials for the

Multi-Color Corporation Annual Meeting of Shareholders to be Held on August 8, 2012

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are shown on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and Annual Report to Shareholders on Form 10-K are available at:

www.envisionreports.com/LABL

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/LABL to view the materials.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before July 26, 2012 to facilitate timely delivery.

■	1 3 9 6 0 3	+

Shareholder Meeting Notice

Multi-Color Corporation’s Annual Meeting of Shareholders will be held at 10:30 a.m., Eastern Time, on August 8, 2012 at the Multi-Color Corporate Offices, 4053 Clough Woods Drive, Batavia, Ohio 45103.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the following proposals:

1.	Election of Directors: 01 - Ari J. Benacerraf, 02 - Robert R. Buck, 03 - Charles B. Connolly, 04 - Lorrence T. Kellar, 05 - Roger A. Keller, 06 - Thomas M. Mohr, 07 - Simon T. Roberts, 08 - Nigel A. Vinecombe

2.	Ratification of the appointment of Grant Thornton LLP as independent registered public accountants for the fiscal year ending March 31, 2013.

3.	Advisory approval of Multi-Color Corporation’s executive compensation.

4.	Approval of the Multi-Color Corporation 2012 Stock Incentive Plan.

5.	Amending Multi-Color Corporation’s Code of Regulations to allow the Board of Directors to amend such Regulations to the extent permitted by 2006 changes in the Ohio Revised Code.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go to www.envisionreports.com/LABL and vote online or by telephone, or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m. Eastern Time, on August 8, 2012. If you hold shares under Multi-Color’s 401(k) plan, your voting instructions for those shares must be received by 1:00 a.m. Eastern Time, on August 3, 2012.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options described below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions shown below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

à	Internet – Go to www.envisionreports.com/LABL. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

à	Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

à	Email – Send an email to investorvote@computershare.com with “Proxy Materials Multi-Color Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse side, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by July 26, 2012.

MULTI-COLOR CORPORATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on August 8, 2012.

If you hold shares under Multi-Color’s 401(k) plan, your voting instructions for these shares must be received by 1:00 a.m. Eastern Time, on August 3, 2012.

Vote by Internet
• Go to www.envisionreports.com/LABL • Or scan the QR code with your smartphone. • Follow the steps outlined on the secure website.

Vote by telephone

  •  Within USA, US territories & Canada, call toll free 1-800-652-VOTE (8683) on a touch tone telephone. There is NO CHARGE to you for the call.

  • Outside USA, US territories & Canada, call 1-781-575-2300 on a touch tone telephone. Standard rates will apply.

  •  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Ari J. Benacerraf	☐	☐	02 - Robert R. Buck	☐	☐	03 - Charles B. Connolly	☐	☐

04 - Lorrence T. Kellar	☐	☐	05 - Roger A. Keller	☐	☐	06 - Thomas M. Mohr	☐	☐

07 - Simon T. Roberts	☐	☐	08 - Nigel A. Vinecombe	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Ratification of the appointment of Grant Thornton LLP as independent registered public accountants for the fiscal year ending March 31, 2013.	☐	☐	☐	3.	Advisory approval of Multi-Color Corporation’s executive compensation.	☐	☐	☐

4.	Approval of the Multi-Color Corporation 2012 Stock Incentive Plan.	☐	☐	☐	5.	Amending Multi-Color Corporation’s Code of Regulations to allow the Board of Directors to amend such Regulations to the extent permitted by 2006 changes in the Ohio Revised Code.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

IMPORTANT: Please sign exactly as your name appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

Proxy — Multi-Color Corporation

Meeting Date: Wednesday, August 8, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Nigel A. Vinecombe and Sharon E. Birkett, and each of them, as proxies of the undersigned, each with full power of substitution and re-substitution and authorizes them to represent and to vote all shares of common stock of Multi-Color Corporation which the undersigned would be entitled to vote and all shares as to which the undersigned has the right to give voting instructions under the Multi-Color Corporation 401(k) Plan or any other Multi-Color Corporation plan or trust at the Annual Meeting of Shareholders of Multi-Color Corporation to be held on Wednesday, August 8, 2012 at 10:30 a.m. Eastern Time at the Multi-Color Corporate Offices, 4053 Clough Woods Drive, Batavia, Ohio 45103, and any postponement or adjournment of such meeting on the matters specified on the reverse side and in their discretion with respect to such other business as may properly come before the meeting or any postponement or adjournment thereof in accordance with and as described in the Notice and Proxy Statement for the Annual Meeting.

IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THE PROXIES WILL VOTE (AND ANY VOTING INSTRUCTIONS TO RECORD HOLDERS WILL BE GIVEN) FOR ALL PROPOSALS AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS PROPERLY COMES BEFORE THE MEETING.

MULTI-COLOR CORPORATION
IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

01 - Ari J. Benacerraf	☐	☐	02 - Robert R. Buck	☐	☐	03 - Charles B. Connolly	☐	☐

04 - Lorrence T. Kellar	☐	☐	05 - Roger A. Keller	☐	☐	06 - Thomas M. Mohr	☐	☐

07 - Simon T. Roberts	☐	☐	08 - Nigel A. Vinecombe	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Ratification of the appointment of Grant Thornton LLP as independent registered public accountants for the fiscal year ending March 31, 2013.	☐	☐	☐	3.	Advisory approval of Multi-Color Corporation’s executive compensation.	☐	☐	☐

4.	Approval of the Multi-Color Corporation 2012 Stock Incentive Plan.	☐	☐	☐	5.	Amending Multi-Color Corporation’s Code of Regulations to allow the Board of Directors to amend such Regulations to the extent permitted by 2006 changes in the Ohio Revised Code.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

IMPORTANT: Please sign exactly as your name appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

■	1 U P X 1 3 9 6 0 3 2	+

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Multi-Color Corporation

Meeting Date: Wednesday, August 8, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Nigel A. Vinecombe and Sharon E. Birkett, and each of them, as proxies of the undersigned, each with full power of substitution and re-substitution and authorizes them to represent and to vote all shares of common stock of Multi-Color Corporation which the undersigned would be entitled to vote and all shares as to which the undersigned has the right to give voting instructions under the Multi-Color Corporation 401(k) Plan or any other Multi-Color Corporation plan or trust at the Annual Meeting of Shareholders of Multi-Color Corporation to be held on Wednesday, August 8, 2012 at 10:30 a.m. Eastern Time at the Multi-Color Corporate Offices, 4053 Clough Woods Drive, Batavia, Ohio 45103, and any postponement or adjournment of such meeting on the matters specified on the reverse side and in their discretion with respect to such other business as may properly come before the meeting or any postponement or adjournment thereof in accordance with and as described in the Notice and Proxy Statement for the Annual Meeting.

IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THE PROXIES WILL VOTE (AND ANY VOTING INSTRUCTIONS TO RECORD HOLDERS WILL BE GIVEN) FOR ALL PROPOSALS AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS PROPERLY COMES BEFORE THE MEETING.